UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
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Simpson Manufacturing Co., Inc.
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LETTER TO STOCKHOLDERS
To Our Fellow Stockholders:
Thank you for your continued investment in Simpson Manufacturing Co., Inc. (the “Company”, “Simpson”, “we” or “us”). We cordially invite you to attend Simpson’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at 2:00 p.m., Pacific Time, on Thursday, April 23, 2020, at our home offices located at 5956 W. Las Positas Boulevard, Pleasanton, California 94588.
We are pleased to report a year of strong performance for our stockholders, customers and employees, and we remain committed to positioning Simpson for long-term, sustainable and increasing profitable growth. To this end, in 2019 we achieved consolidated full-year net sales of approximately $1.14 billion, up 5.4% from $1.08 billion in 2018, and produced strong earnings of $2.98 per diluted share, an increase of 9.6% year-over-year. In addition, we delivered a year-over-year improvement of 100 basis points in our operating expenses as a percentage of net sales while simultaneously strengthening our position in both wood and concrete products.
Our Proxy Statement is an opportunity to reflect on the Company’s performance, highlight the strengths and efforts of our Board and provide transparency into our corporate governance, sustainability and executive compensation practices. Our Board has a long-standing history of being overseen by independent directors with a diverse set of skills and experiences. We are very proud that 7 out of 8 directors will be independent and 50% of our directors will be female if all of the Board nominees are elected at the Annual Meeting.
The accompanying Proxy Statement further highlights key activities and accomplishments in 2019 and contains information on the matters that we are seeking your vote at the Annual Meeting. On behalf of the Board, our executive management team, and the entire Simpson organization, thank you for your continued interest and support.
Sincerely yours,

Karen Colonias
President and Chief Executive Officer

James Andrasick
Independent Chair of the Board
March 11, 2020
YOUR VOTE IS IMPORTANT.
Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
DATE Thursday, April 23, 2020
TIME 2:00 p.m., Pacific Time
PLACE 5956 W. Las Positas Boulevard Pleasanton, California 94588
RECORD DATE February 25, 2020
Record Date and Voting
You are entitled to vote at the Simpson Manufacturing Co., Inc. (the “Company,” “Simpson,” “we” or “us”) 2020 Annual Meeting of Stockholders (the “Annual Meeting”) if you were a stockholder of record at the close of business on February 25, 2020 (the “Record Date”). Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting. There were 44,365,526 shares of our common stock outstanding on the Record Date.
Items of Business
1	To elect eight members to our Board of Directors, each for a term extending until our 2021 Annual Meeting of Stockholders.
2	To conduct an advisory vote to approve named executive officer compensation.
3	To ratify our Audit and Finance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020.
4	To transact such other business that properly comes before the meeting or any adjournment thereof.
Notice and Access
Instead of mailing a printed copy of our proxy materials, including our Annual Report to Stockholders and Annual Report on Form 10-K, to each stockholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 13, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the Record Date, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice and/or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Attending the Annual Meeting
See page 61 “Questions and Answers About the Annual Meeting of Stockholders and Voting” for details.
Proxy Voting
Your vote is important. Please vote via proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting. You can vote by Internet, by telephone or by requesting a printed copy of the proxy materials and using the proxy card enclosed with the printed materials.
By Internet www.proxyvote.com
By Telephone Toll-free 1-800-690-6903
By Mail Follow instructions on your proxy card
The Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K are available on the Internet at www.proxyvote.com.
The following information applicable to the Annual Meeting may be found in the Proxy Statement and accompanying proxy card:
• The date, time and location of the Annual Meeting;
• A list of the matters intended to be acted on and our recommendations regarding those matters;
• Any control/identification numbers that you need to access your proxy card; and
• Information about attending the meeting and voting in person.
By Order of the Board of Directors,

Terry Hammons
Secretary
March 11, 2020
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 23, 2020.
2020 Proxy Statement	| 1

2 |	2020 Proxy Statement

2020 Proxy Statement	| 3

PROXY SUMMARY
This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully. As used in this Proxy Statement, unless the context otherwise indicates or requires, references to “Simpson,” the “Company,” “we,” “us,” and “our” mean Simpson
Manufacturing Co., Inc. and its consolidated subsidiaries. We will first send and/or make available this Proxy Statement and the form of proxy for our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to our stockholders on or about March 13, 2020.
ITEM 1
ELECTION OF DIRECTORS
The Board of Directors (the “Board”) has nominated 8 candidates, each for a term extending until our 2021 Annual Meeting of Stockholders, and recommends that stockholders vote for each nominee based on their specific background, experience, qualifications, attributes and skills.
The Board recommends a vote FOR each director nominee.	Page 11
Directors Skills and Expertise
The Board is comprised of directors with strong professional reputations, skills and experience in established companies and other organizations of comparable status and size to us and/or in areas or industries relevant to our business, strategy and operations. Core skills and experiences represented by each of the director nominees are included in the summary graphic below. Further discussion on the qualifications and experience of director nominees is included in the “2020 Director Nominees” section of this Proxy Statement.

Directors Skills and Experience

Executive Leadership	8
Other Public Company Board	4
Business Strategy	8
Mergers & Acquisitions	8
Financial Expertise	5
Financial Literacy	8
International Business	5
Industry Experience	5
Corporate Governance	8
Risk Management	5
Talent Management/HR	4
Technology	3

Average Age
64

Average Tenure
9.1 Years

Independence
88%

Gender Diversity

4 Women
50%
4 Men

Director Tenure

<4 Years
9+ Years
9.1 Years
4-8 Years

The current composition of the Board and its director nominees reflect director-selection criteria developed by the Nominating and Governance Committee to address our needs and priorities.
4 |	2020 Proxy Statement

 DIRECTOR NOMINEES
	Age	Director Since	Committees		Other Current Public Company Boards
James S. Andrasick, Independent Non-Executive Chair of the Board, Former Chief Executive Officer of Matson Navigation Company, Inc.	75	2012	•	Audit and Finance	•	None
			•	Compensation and Leadership Development
			•	Corporate Strategy and Acquisitions
			•	Nominating and Governance
Michael A. Bless, Independent Chief Executive Officer of Century Aluminum Company	54	2017	•	Audit and Finance	•	Century Aluminum Company
			•	Corporate Strategy and Acquisitions	•	CNA Financial Corporation
Jennifer A. Chatman, Independent Paul J. Cortese Professor of Management, Haas School of Business, University of California Berkeley	60	2004	•	Compensation and Leadership Development	•	None
			•	Nominating and Governance (Chair)
Karen Colonias, President, Chief Executive Officer, Simpson Manufacturing Company, Inc.	62	2013	•	Corporate Strategy and Acquisitions	•	Reliance Steel and Aluminum Co.
Gary M. Cusumano, Independent Retired Chairman, Chief Executive Officer and President of The Newhall Land and Farming Company	76	2007	•	Compensation and Leadership Development (Chair)	•	None
			•	Corporate Strategy and Acquisitions
Philip E. Donaldson, Independent Executive Vice President & Chief Financial Officer of Andersen Corporation	58	2018	•	Audit and Finance (Chair)	•	None
			•	Corporate Strategy and Acquisitions
Celeste Volz Ford, Independent Board Chair and Founder of Stellar Solutions	63	2014	•	Audit and Finance	•	None
			•	Corporate Strategy and Acquisitions (Chair)
			•	Nominating and Governance
Robin G. MacGillivray, Independent Former Senior Vice President – One AT&T Integration, AT&T	65	2004	•	Compensation and Leadership Development	•	None
			•	Nominating and Governance
Our Board is appropriately refreshed, and our directors bring a balance of experience and fresh perspectives.
2020 Proxy Statement	| 5

 CORPORATE GOVERNANCE HIGHLIGHTS
Our Board has implemented policies and structures that we believe are among the best practices in corporate governance. The Corporate Governance section of this Proxy Statement beginning on page 10 describes our governance framework, which includes the following:
CURRENT BOARD AND GOVERNANCE INFORMATION

8	7	6	100%
Size of Board	Number of Independent Directors	Board Meetings Held in 2019	Attendance at all Board and Committee Meetings Held in 2019
SUSTAINABILITY AND ENVIRONMENTAL AND SOCIAL RESPONSIBILITY HIGHLIGHTS
Sustainability and environmental and social responsibility is an integral component of our business strategy. As part of Simpson’s vision, we have established deeply rooted core values that continue to define our business today. At the forefront of these values is doing what is right for our employees’ safety and well-being, as well as for our customers, communities and environment.
EMPLOYEE SAFETY AND WELL BEING
•	Our people are the most vital part of our business, and providing a safe, healthy and sustainable working environment is of fundamental importance. We value the safety of all employees, and we continually work to minimize employee exposure to potential risk.
SUSTAINABILITY
At Simpson, we look at four key aspects of sustainability:

MANUFACTURING PROCESSES
•	We strive to minimize the amount of waste generated by our manufacturing processes through companywide lean practices.
•	Our Research & Development engineers are focused on material efficiencies and innovative product features that minimize waste in our steel connector, anchor and fastener designs.
RECYCLING
•	We do not manufacture steel and we do not use recycled steel.
•	We recycle the scrap steel resulting from our manufacturing process at all facilities around the world.
•
In addition to steel, we recycle many of the materials that we use to reduce our impact on the environment, including cardboard, plastic and glass bottles, aluminum cans, paper, wood pallets, electronic waste, water, oils, coolants and lubricants and stretch film / wrap — low density polyethylene.
ENERGY CONSERVATION
•	We work hard to improve energy efficiencies at our facilities to ensure eco-friendly, cost-effective operations.
•	Energy-efficient lighting, heating and cooling systems further reduce our impact on the environment, including reducing our carbon emissions.
SUSTAINABLE BUILDING PRACTICES
•
We support sustainable building practices, such as those established by the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) Green Building Rating System™, NAHB Green, and state and city specific green building codes. Our support includes use of green building technology, advanced framing techniques and use of non- toxic materials.

6 |	2020 Proxy Statement

ACCOUNTABILITY STANDARDS
•	We hold ourselves accountable to conducting our business with integrity through adherence to a strict set of standards and policies which are intended to create a safe, sustainable, respectful and healthy work environment, including policies around ethics, data privacy, and more.
CORPORATE GOVERNANCE
Our Corporate Governance Policies Reflect Best Practices
We are committed to maintaining the highest standards of corporate governance. The Board has built a strong and effective governance framework, which has been designed to promote the long-term interests of stockholders and support Board management accountability.
Majority Vote Standard for Uncontested Directors Elections	Annual Board and Committee Self-Evaluations and Review of Director Qualifications
Annual Election of All Directors	Executive Sessions of Independent Directors Held at Each Regularly Scheduled Board Meeting, and Directors Meet Periodically Throughout the Year with Individual Members of Management
Non-Executive Independent Chair of the Board	100% Attendance of Incumbent Directors at Board and Committee Meetings
Seven of Eight Director Nominees Are Independent	Audit and Finance, Compensation and Leadership Development, and Nominating and Governance Committee Members Are All Independent
ITEM 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We recommend that you review our Compensation Discussion & Analysis beginning on page 33, which explains in greater detail the philosophy of the Compensation and Leadership Development Committee and its actions and decisions in 2019 regarding our Named Executive Officer compensation programs. While the outcome of this proposal is non-binding, the Board and Compensation and Leadership Development Committee expect to consider the outcome of the vote when making future compensation decisions.
The Board recommends a vote FOR this proposal.	Page 30
2020 Proxy Statement	| 7

2019 EXECUTIVE COMPENSATION HIGHLIGHTS
Below we highlight certain of our executive compensation policies and practices, including both those which we utilize to drive performance and those which we prohibit because we do not believe they would serve our stockholders’ long-term interests.
 COMPENSATION PHILOSOPHY
EXECUTIVE COMPENSATION SUMMARY
Simpson’s executive compensation philosophy emphasizes pay-for-performance. Our philosophy is to provide executive compensation opportunities that approximate the 50th percentile of appropriate market data that is based on our revenue size and industry. Our incentive plans are designed to reward strong performance, with greater compensation paid when performance exceeds expectations and less compensation paid when performance falls below expectations. Thus, the actual compensation realized by our Named Executive Officers (“NEOs”) will be commensurate with the Company’s actual performance.
Our Compensation and Leadership Development Committee has a practice of reviewing executive compensation program components, targets and payouts on an annual basis to ensure the strength of our pay-for-performance alignment. Our performance is evaluated against both short-term goals, which support Simpson’s business strategy, and long-term goals, which measure the creation of sustainable stockholder value.
Executive Compensation Key Policies and Practices
Target Total Compensation at 50th Percentile	Executive Officer Stock Ownership Guidelines
Independent Consultant Retained by the Compensation and Leadership Development Committee	Executive Compensation Clawback Policy
“Double-Trigger” Change-in-Control Treatment for Long-Term Compensation Awards	Directors and Executive Officers Prohibited from Hedging or Pledging of Common Stock
Payout Caps on Incentive Awards	Annual Review of Risk Related to Compensation Programs
Relative Pay-for-Performance Alignment	Annual Say on Pay Vote
At our 2019 Annual Meeting of Stockholders, Simpson again received strong support for its NEO compensation programs, with approximately 99% of votes cast approving, on an advisory basis, our NEO compensation. In 2019, as in prior years, the Compensation and Leadership Development Committee considered input from our stockholders and other stakeholders as part of its annual review of Simpson’s executive compensation program.
Please see the “Compensation Discussion & Analysis” section in this Proxy Statement for a detailed description of our NEO compensation programs.
Compensation Risk Assessment
As part of its oversight of the Company’s executive compensation program, the Compensation and Leadership Development Committee reviews and considers any potential risk implications created by compensation. The Compensation and Leadership Development Committee believes that the executive compensation program is designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and that the balance of compensation elements does not encourage excessive risk taking. The Compensation and Leadership Development Committee will continue to consider compensation risk implications, as appropriate, in designing any new executive compensation components. In connection with its ongoing risk assessment, the Compensation and
8 |	2020 Proxy Statement

Leadership Development Committee notes the following attributes of the executive compensation program:
•	the balance between fixed and variable compensation, short- and long-term compensation, and cash and equity payouts;
•
the alignment of long-term incentives with selected performance measures that consider peer median performance expectations and reflect the Company’s business plan and its financial and operational goals;

•
the placement of a significant portion of executive pay “at risk” and dependent upon the achievement of specific corporate performance goals with verifiable results, with pre-established threshold, target and maximum payment levels;

•	the Company’s compensation recoupment policy, which applies to performance-based cash and performance-based incentive compensation paid to executive officers and other recipients;
•	the balance between risks and benefits of compensation as related to attracting and retaining executives and other senior leaders;
•	the Company’s executive stock ownership guidelines, which align the interests of the executive officers with those of the Company’s stockholders; and
•	regular review of the executive compensation program by an independent compensation consultant.
The Compensation and Leadership Development Committee also has oversight over the Company’s responsibility to review significant Company compensation policies and procedures, including the incentives that they create, to assess risk. At the Compensation and Leadership Development Committee’s direction, the Company’s Human Resources Department, in partnership with Meridian, the Compensation and Leadership Development Committee’s independent consultant conducted a risk assessment of the Company’s compensation programs. Based on this assessment, management has concluded that the compensation policies and practices of the Company and its subsidiaries for employees do not create risks that are reasonably likely to have a material adverse effect on the Company and management has presented the results of its assessment to the Compensation and Leadership Development Committee.
ITEM 3
RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS AUDITORS
Our Board has ratified our Audit and Finance Committee’s appointment of Grant Thornton LLP as Simpson’s independent registered public accounting firm for the year ending December 31, 2020, and, as a matter of good governance, we are seeking stockholder ratification of that appointment.
The Board recommends a vote FOR this proposal.	Page 56
2020 Proxy Statement	| 9

CORPORATE GOVERNANCE
INTRODUCTION
Our Board maintains a strong commitment to corporate governance and has implemented policies and procedures that we believe are among the best practices in corporate governance.

We maintain a corporate governance section on our website which contains copies of our principal governance documents. The corporate governance section, which may be found at www.simpsonmfg.com under “Investor Relations - Corporate Governance,” contains the following documents:

•	Anti-Hedging and Pledging Policy
•	Audit and Finance Committee Charter
•	Code of Business Conduct and Ethics
•	Code of Ethics for CEO and Senior Financial Officers
•	Compensation and Leadership Development Committee Charter
•	Compensation Recovery Policy
•	Corporate Governance Guidelines
•	Corporate Strategy and Acquisitions Committee Charter
•	Nominating and Governance Committee Charter

3 Financial Experts on Audit Committee

7Independent Directors

50% Women
Gender Diversity
50% Men

9+ Years
< 4 Years
Average Director Tenure*
9.1 Years
4-8 Years

** Tenure for non-employee directors*

10 |	2020 Proxy Statement

ITEM 1
ELECTION OF DIRECTORS
Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of each of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving.
Our Board of Directors recommends that stockholders vote “FOR” each of the nominees named below.
 2020 NOMINEES
In nominating individuals to become members of the Board, the Nominating and Governance Committee considers the experience, qualifications, attributes and skills of each potential member. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.
The Nominating and Governance Committee and the Board considered the following information, including the specific experience, qualifications, attributes or skills of each individual, in concluding each was an appropriate nominee to serve as a member of our Board for the term commencing at this year’s Annual Meeting (ages are as of March 11, 2020).
2020 Proxy Statement	| 11

Former CEO Matson Navigation

Age: 75
Director Since: 2012
Committee Assignments:
• Audit and Finance
 Committee
• Corporate Strategy and
 Acquisitions Committee
• Nominating and
 Governance
• Compensation and
 Leadership Development
James Andrasick

Professional Highlights:
Mr. Andrasick joined the Board in 2012 and became Chair of the Board on January 1, 2019. He was the Chairman of Matson Navigation Company Inc.’s (“Matson”) board of directors, until his retirement in 2009, and was its President and Chief Executive Officer from 2002 through 2008. Prior to his positions at Matson, he was the Chief Financial Officer of Alexander & Baldwin, Inc., the parent company of Matson, and was responsible for all business development activity. Prior to that, Mr. Andrasick was President for 8 years of C. Brewer & Company, Ltd., a privately-held international agribusiness, transportation and real estate development company based in Honolulu. He recently served as a Trustee and Chair of the finance committee of Mills College and is presently a Trustee of the U.S. Coast Guard Foundation and a Trustee and Chairman of the Big Sur Land Trust. He also previously served as a director and the Chairman of the Board of the American Red Cross, Hawaii State Chapter, as well as served on the boards of the Aloha United Way, Arthritis Foundation and Hawaii Maritime Center. He was the Chairman and a Trustee of the University of Hawaii Foundation.

Contribution to and function on the Board:
Mr. Andrasick brings to the Board a balanced perspective and his consensus-building style along with his business acumen stemming from his 40 years of business experience, including international experience. He also brings his financial and capital allocation and management expertise, and a strong understanding of developing markets. His experience in developing the China market for Matson, in real estate development for Alexander & Baldwin, Inc. and in mergers and acquisitions gives him a unique understanding of the Company’s current opportunities, and his strong financial and operations background adds depth to the Board’s understanding of our business.

CEO Century Aluminum Company Age: 54 Director Since: 2017 Committee Assignments: • Audit and Finance Committee • Corporate Strategy and Acquisitions Committee	Michael Bless

Professional Highlights:
Mr. Bless joined the Board in 2017. He has been President and Chief Executive Officer of Century Aluminum Company since November 2011 and was Century Aluminum’s Executive Vice President and Chief Financial Officer from January 2006 to October 2011. He has been National Trustee of Boys and Girls Clubs of America since January 2014.

Current Public Company Directorships: • Century Aluminum Company • CNA Financial Corporation

Contribution to and function on the Board:
Having held senior management positions at a public company in a related industry, Mr. Bless brings valuable leadership, industry, risk-management, investor-relations, international operations and strategy-development experience to the Board. His business insights, financial acumen and expansive knowledge of the construction materials industry and global market conditions enhance the collective corporate governance, strategic growth and financial expertise of the Board.

12 |	2020 Proxy Statement

Paul J. Cortese Professor of Management Haas School of Business
UC Berkeley

Age: 60
Director Since: 2004
Committee Assignments:
• Nominating and
 Governance Committee
 (Chair)
• Compensation and
 Leadership Development
 Committee
Jennifer Chatman

Professional Highlights:
Ms. Chatman joined the Board in 2004. She is the Paul J. Cortese Distinguished Professor of Management Haas School of Business, University of California, Berkeley. Before joining the Berkeley faculty in 1993, she was a professor of the Kellogg Graduate School of Management, Northwestern University. She received her Ph.D. from Berkeley in 1988. She is a Trustee of Prospect Sierra School. In addition to her research and teaching at Berkeley, she consults with a wide range of organizations and is the faculty director of the Berkeley Executive Leader Program.

Contribution to and function on the Board:
Ms. Chatman brings to the Board a deep understanding of organizational structure, leadership and compensation that gives us an objective perspective in interpreting and leveraging our unique culture to achieve our strategic objectives. She also brings insights into the Company’s strategy and process of formulating a sound, realistic strategy. She is able to focus on the organizational culture and its significance to the Company along with important considerations as the Company grows and changes. She brings her expertise in human resources along with a balanced perspective and her academic knowledge from a research perspective of business.

President and CEO Simpson Manufacturing Age: 62 Director Since: 2013 Committee Assignments: • Corporate Strategy and Acquisitions Committee	Karen Colonias

Professional Highlights:
Ms. Colonias has been our Chief Executive Officer since January 2012 and a member of the Board since her appointment in 2013. From 2009 - 2012, she was our Chief Financial Officer, Secretary and Treasurer. Prior to that, she held the position of Vice President of our global structural product solutions subsidiary, Simpson Strong-Tie Company Inc. and, in that capacity from 2004 to 2009, served as the Branch Manager of Simpson Strong-Tie’s manufacturing facility in Stockton, California. She joined Simpson Strong-Tie in 1984 as an engineer in the research and development department, where she was responsible for the design and testing of new products and code development. In 1998 she was promoted to Vice President of Engineering, responsible for Simpson Strong-Tie’s research and development efforts. Before joining Simpson Strong-Tie, she worked as a civil engineer for the Bechtel Corporation, a global engineering, construction, and project management company.

Current Public Company Directorships: • Reliance Steel and Aluminum Co.

Contribution to and function on the Board:
Ms. Colonias brings to the Board her deep industry knowledge and her dedication to the ongoing success of the Company. She is our management’s only representative on the Board. She actively shapes the Company’s strategic objectives and brings her extensive knowledge and understanding to the Company culture, its operations, its employees, customers, suppliers, investors and other stakeholders. She has demonstrated a commitment to integrity in all aspects of the Company’s business and transparency in her leadership of the Company.

2020 Proxy Statement	| 13

Retired Chairman,
CEO & President
The Newhall Land
and Farming Company

Age: 76
Director Since: 2007
Committee Assignments:
• Compensation and
 Leadership Development
 Committee (Chair)
• Corporate Strategy and
 Acquisitions Committee
Gary Cusumano

Professional Highlights:
Mr. Cusumano joined the Board in 2007. He was with the Newhall Land and Farming Company for more than 35 years, most recently as the Chairman of its board of directors, until his retirement in 2006. He is a director of Forest Lawn Memorial Park and the J.G. Boswell Company and was a director of Granite Construction, Inc., Sunkist Growers, Inc., Watkins-Johnson Company and Zero Corporation and has served on the boards of many not-for-profit and community service organizations.

Contribution to and function on the Board:
Mr. Cusumano brings to the Board his deep understanding of real estate development, his business acumen and his industry, which focus, give him the ability to constructively challenge management in a positive manner. He also brings to the Board a balanced perspective from both the management and board member perspectives given his extensive leadership abilities and significant boardroom experience.

Executive Vice President & CFO Andersen Corporation Age: 58 Director Since: 2018 Committee Assignments: • Audit and Finance Committee (Chair) • Corporate Strategy and Acquisitions Committee	Philip Donaldson

Professional Highlights:
Mr. Donaldson joined the Board in 2018. He has been the Chief Financial Officer at Andersen Corporation since 2004 and serves as its Executive Vice President, a member of its Executive Committee, and on its Board of Directors. Andersen Corporation is a leading maker of windows and doors for residential and commercial markets with 11,000 employees in locations across North America and sales worldwide. Prior to joining Andersen Corporation in 1999, Mr. Donaldson spent sixteen years at Armstrong World Industries, Inc. in various management roles in sales and marketing, quality management, manufacturing, and general management. Mr. Donaldson also serves on the Board of Directors of HealthPartners, Inc., and as the Chairman of the Window and Door Manufacturer’s Association.

Contribution to and function on the Board:
Mr. Donaldson has extensive industry, operational and financial management experience and brings to the Board his strong focus on driving stockholder value as well as expertise in capital markets financing, acquisitions and integration, information systems and technology, and sales and marketing.

14 |	2020 Proxy Statement

 Founder & CEO
Stellar Solutions

Age: 63
Director Since: 2014
Committee Assignments:
• Corporate Strategy and
 Acquisitions Committee
 (Chair)
• Audit and Finance
 Committee
• Nominating and
 Governance Committee
Celeste Volz Ford

Professional Highlights:
Ms. Ford joined the Board in 2014. She was the Chief Executive Officer of Stellar Solutions, Inc., from the time she founded the company in 1995 until 2018, when she transitioned to board chair. Stellar Solutions is a global provider of systems engineering expertise and a recognized leader in government and commercial aerospace programs. She is a proven leader of the Stellar companies, including Stellar Solutions, Inc., which provides engineering services, Stellar Solutions Aerospace Ltd. their UK-based affiliate, Stellar Solutions Aerospace France, QuakeFinder, the humanitarian R&D division of Stellar Solutions, and the Stellar Solutions Foundation, a division focused on charitable giving to promote community involvement and outreach efforts. Ms. Ford has served on the board of Seagate Government Solutions, which is a business unit of Seagate Technology Public Limited Company. She is also a part of the University of Notre Dame Board of Trustees, the American Conservatory Theater and the Business Advisory Counsel of Illuminate Ventures.

Former Public Company Directorships: • Heritage Commerce Corporation

Contribution to and function on the Board:
Ms. Ford brings to the Board her proven record of leadership and entrepreneurial spirit as well as her deep understanding of and experience with cyber, technology and software. She also brings her deep knowledge of strategic planning, a significant focus of the Company, and risk management, as well as her valuable insights regarding activities in Europe.

Former Senior Vice President — One AT&T Integration, AT&T Age: 65 Director Since: 2004 Committee Assignments: • Compensation and Leadership Development Committee • Nominating and Governance Committee	Robin Greenway MacGillivray

Professional Highlights:
Ms. MacGillivray joined the Board in 2004. She retired from AT&T Inc. in 2014 with nearly 15 years of executive leadership experience as a corporate officer. From 2010 until her retirement in 2014 she was Senior Vice President - One AT&T Integration where she led the implementation of hundreds of world-wide initiatives designed to integrate merged organizations for optimal customer service and financial performance. Prior to that, she was Senior Vice President - Regional and Local Markets, responsible for service and sales of AT&T’s small business customers nationwide. Previously, she was President of Business Communications Services for AT&T’s western region, where she served the needs of small, medium and large businesses, including government, education and health care accounts. Over the course of her 35-year career, she held leadership positions in a variety of other areas, including engineering, operations, construction, finance and human resources.

Contribution to and function on the Board:
Ms. MacGillivray brings to the Board her significant experience with mergers and acquisitions, particularly the integration of acquired entities. As a result of her accomplishments at AT&T, she also brings her substantial experience with and understanding of corporate culture, how to build teams, leadership development and change management. She also brings her dedication to corporate governance.

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 ELECTION PROCESS
Our Certificate of Incorporation provides that, at each annual meeting of stockholders, all directors shall be elected annually for a term expiring at the next succeeding annual meeting of stockholders or until their respective successors are duly elected and qualified. Accordingly, on the recommendation of our Nominating and Governance Committee, our Board nominates for election, James S. Andrasick, Michael A. Bless, Jennifer A. Chatman, Karen Colonias, Gary M. Cusumano, Philip E. Donaldson, Celeste V. Ford and Robin G. MacGillivray who will stand for reelection as directors at this year’s Annual Meeting, each for a term extending until our 2021 Annual Meeting of Stockholders.
 DIRECTOR QUALIFICATIONS
In identifying director candidates, the Board seeks to achieve a mix of members who collectively bring significant value to the Company through their experience and personal backgrounds relevant to Simpson’s strategic priorities and the scope and complexity of our business and industry. In light of Simpson’s strategic priorities, and based on its self-assessment, the Board identified key skills and experiences for director candidates that included, but are not limited to, current public company senior executive and board experience in managing a diversified enterprise, industry experience or understanding, an appreciation of the impacts of rapidly changing technologies and experience in managing and expanding business outside of the United States, especially in Europe. To complement its oversight responsibilities, the Board also identified implementing or overseeing company growth, strategy development, mergers and acquisitions and operations experience as key Board skills. In addition, each candidate should:
•	have a record of integrity and ethics in his/her personal and professional life;
•	have a record of professional accomplishment in his/her field;
•	be prepared to represent the best interests of our stockholders;
•	not have a material personal, financial or professional interest in any competitor of ours; and
•
be prepared to participate fully in Board activities, including (in the case of a non-executive director) active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Nominating and Governance Committee’s sole judgment, interfere with or limit his or her ability to do so.

Our Corporate Governance Guidelines place limits on the number of boards on which Simpson directors may serve. Such limits provide that any director who is a chief executive officer or other senior executive of a public company should serve on no more than two public company boards, and any other director should serve on no more than four public company boards, in both instances including the Simpson Board. Additionally, any member of our Audit and Finance Committee may serve on the audit committee of no more than three other public companies. While Mr. Bless is a chief executive officer of a public company and serves as a director on two public company boards in addition to his service as a director on our Board, we believe Mr. Bless is not overboarded as demonstrated by, among other things, his perfect attendance at meetings during his tenure. We also note that the other two companies for which Mr. Bless serves as a director are Chicago-based, and require limited, if any travel to meet his commitments with respect to his board service. We believe it is also relevant to note that CNA is a publicly-traded company that is a “controlled company” under NYSE rules, with one stockholder owning approximately 89% of the outstanding common stock.
In addition, the Nominating and Governance Committee also considers it desirable that candidates contribute positively to the collaborative culture among Board members and possess professional and personal experiences and expertise relevant to our business and industry. The Nominating and Governance Committee solicits ideas for possible candidates from a number of sources, including independent director candidate search firms, members of the Board and our senior level executives.
Once a prospective candidate has come to the Nominating and Governance Committee’s attention, including candidates recommended by its advisors or suggested by stockholders, the Nominating and Governance Committee evaluates the candidate’s qualifications and skills, against the desired director attributes, and makes an initial determination as to whether to conduct a full evaluation. In making this
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determination, the Nominating and Governance Committee takes into account the information provided to it with the recommendation of the candidate, as well as the Nominating and Governance Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Nominating and Governance Committee deems appropriate. The preliminary determination is based primarily on the current need for additional Board members and the likelihood that the prospective candidate can satisfy the criteria that the Nominating and Governance Committee has established. If the Nominating and Governance Committee determines, in consultation with the Chair of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third party to gather additional information about the prospective candidate’s background and experience and to report its findings to the Nominating and Governance Committee. The Nominating and Governance Committee may then evaluate the prospective candidate against the Board selection criteria that it has developed.
The Board recognizes the benefits of a diversified board and believes that any search for potential director candidates should consider diversity as to gender, race, ethnic background and personal and professional experiences.
Board Diversity
While we do not have a formal policy with regard to diversity in identifying director nominees, the Board believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board nominees come from a variety of backgrounds and 50% of our directors will be women if all eight Board nominees are elected to the Board at the Annual Meeting. We do not discriminate against nominees on the basis of race, color, religion, gender, gender identity or expression, sexual orientation, age, national origin, disability, covered veteran status, or any other status protected by law.
Director Tenure
The Board currently believes that a robust board evaluation process - one focused on the assessment and alignment of director skills with company strategy and priorities - is more effective than relying solely on age or tenure limits to achieve board refreshment. Therefore, we do not have a fixed retirement age for directors. Under our current Corporate Governance Guidelines, no outside director who came on to the
Board prior to 2016 will be nominated for re-election after 20 years of board service, and the Board generally will not nominate outside directors who come on to the Board after 2016 for re-election after 15 years of board service. If all eight Board nominees are elected to the Board at the Annual Meeting, the average tenure of our directors will be approximately nine years.
 DIRECTOR INDEPENDENCE
The New York Stock Exchange (“NYSE”) listing standards require our Board to be comprised of at least a majority of independent directors. Our Corporate Governance Guidelines require that the Board be comprised substantially of independent directors. For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. To assist it in determining director independence, and as permitted by NYSE rules then in effect, the Board previously established categorical standards which conform to, or are more exacting than, the independence requirements in the NYSE listing standards. These standards are contained in our Corporate Governance Guidelines, which can be found on our website at www.simpsonmfg.com under “Investor Relations - Corporate Governance.”
Based on these independence standards, our Board has affirmatively determined that the following directors are independent and meet our categorical independence standards:
James S. Andrasick	Michael A. Bless	Jennifer A. Chatman	Gary M. Cusumano
Philip E. Donaldson	Celeste Volz Ford	Robin G. MacGillivray
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In determining the independence of the directors, our Board considered ordinary course transactions between us and other entities with which the directors are associated, none of which were determined to constitute a material relationship with us. None of the above listed directors has any relationship with
Simpson, except as a director and stockholder. Our Board also considered contributions by us to charitable organizations with which the directors were associated. No director is related to any executive or significant stockholder of Simpson, nor is any director, with the exception of Ms. Colonias, a current or former employee of Simpson.
 DIRECTOR NOMINATIONS
Any stockholder may nominate one or more persons for election as one of our directors at the Annual Meeting if the stockholder complies with the notice, information and consent provisions contained in our By-Laws. See “Stockholders’ Proposals” in this Proxy Statement.
The Nominating and Governance Committee will consider candidates identified through the processes described above and will evaluate the candidates, including incumbents, based on the same criteria.
The Nominating and Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on the Board. Although the Nominating and Governance Committee will consider candidates identified by stockholders, the Nominating and Governance Committee has sole discretion whether to recommend those candidates to the Board.
 VOTING
The Director nominees stand for election or reelection to the Board by our stockholders at the
Annual Meeting, each for a term extending until next year’s Annual Meeting of Stockholders.
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THE BOARD’S ROLE AND RESPONSIBILITIES
 OVERVIEW
The Board’s Key Responsibilities include:

 THE BOARD’S ROLE IN RISK MANAGEMENT
As part of its oversight function, the Board is actively involved in overseeing risk management. In connection with overseeing risk management, the Board exercises its oversight responsibility with respect to key external, strategic, operational and financial risks through the committees of the Board and discusses the effectiveness of current efforts to mitigate certain focus risks as identified by senior management and the Board.
 BOARD AND COMMITTEES RISK OVERSIGHT RESPONSIBILITIES
FULL BOARD
Although the Board is ultimately responsible for risk oversight, the Board is assisted in discharging its risk oversight responsibility by the Audit and Finance, the Compensation and Leadership Development, the Nominating and Governance and the Corporate Strategy and Acquisitions Committees. Each committee oversees management of risks, including, but not limited to, the areas of risk summarized below, and periodically reports to the Board on those areas of risk:

Audit and Finance Committee	Compensation and Leadership Development Committee	Nominating and Governance Committee	Corporate Strategy and Acquisitions Committee
Oversees management of risks related to our financial statements, the financial reporting process and cybersecurity
Oversees management of risks related to our compensation policies and practices applicable to executives, employee benefit plans and the administration of equity plans, as well as succession and leadership development
		Oversees management of risks related to governance of the company and the Board, including board and committee composition	Oversees management of risks related to our corporate strategy and strategic acquisitions
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 STOCKHOLDER ENGAGEMENT
In an effort to continuously improve our governance and compensation practices, our Board is firmly committed to constructive engagement with our stockholders and regularly reviews and responds to their expressed views.
The Board places considerable weight on stockholder feedback in making decisions impacting our governance processes and compensation programs. Over the past four years, this increased dialogue with our stockholders has led to meaningful changes in our corporate governance, environmental, social and executive compensation policies and practices, such as those highlighted below.
Enhancements to our practices and policies
Governance:
•	Maintaining a Separate Chair of the Board and CEO
•	Maintaining a Board comprised of all independent directors, except our CEO
•	Maintaining a commitment to Board refreshment
•	Removed rights plan/poison pill and staggered
board Sustainability and Environmental and Social Responsibility:
•	Increasing disclosures on our sustainability and environmental and social responsibility
Compensation:
•	Enhancing transparency in proxy statement disclosures regarding compensation matters, including disclosing specific targets of our compensation programs and how they tie to our strategy
•	Maintain longer performance periods (3 years rather than just 1) per cycle, and removal of duplicate performance metrics between short- term incentive and long-term incentive awards
•	Requiring double-trigger vesting of equity awards upon a change in control
•	Introduction of a competitor peer group for performance-based equity awards
•	Approving appropriate revisions to our compensation peer groups
•	Rigorous goal setting program
 DIRECTOR ORIENTATION AND EDUCATION
New directors are oriented to our business and governance through meetings with our officers and directors and visits to our facilities. We also support, and pay for participation in continuing education programs to assist directors in performing their Board responsibilities.
 BOARD AND COMMITTEE EVALUATIONS
Our Board recognizes the critical role of annual Board and committee evaluations in ensuring the Board and each committee are functioning effectively. The Board has a regular practice of assessing its own effectiveness as well as the diversity of skill sets of its members, the alignment of areas of expertise with the Company’s strategy and priorities, and stewardship of company performance. In addition to self-evaluation, the Board has also engaged a third-party corporate governance consulting firm, to evaluate the existing skills and experience represented on the Board as well as what additional skills and experience would add to the overall effectiveness of the Board in light of its current strategy.
 SUSTAINABILITY AND ENVIRONMENTAL AND SOCIAL RESPONSIBILITY
Sustainability and environmental and social responsibility is an integral component of our business strategy. As part of Simpson’s vision, we have established deeply rooted core values that continue to define our business today. Our founder, Barclay Simpson, outlined nine essential attributes for company and employee success. Those “Nine Principles of Business” are our company values, and we continue to abide by them to this day.
At the forefront of these values is doing what is right for our employees’ safety and well-being, as well as for our customers, communities and environment. We honor the Nine Principles of Business through our involvement in our local communities and efforts to help protect our environment.
You can find additional details regarding our sustainability and environmental and social responsibility efforts and other related programs in our Sustainability, Environmental and Social Responsibility Report on our website at www.simpsonmfg.com/sustainability.
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Employee Safety and Well-Being
•	Ensuring our employees return home safely to their families has and will always be a top priority for our Company.
•	We conduct safety audits at our manufacturing facilities around the world.
•
Simpson’s Occupational Health and Safety program educates our employees on the potential risks associated with our processes and aims to make employees well-positioned to fully adopt new safety skills.

•	In 2019, we unveiled “Speak Up/Listen Up,” a program that allows employees across the Company to report any concerns and rolled out
“My Commitments” to address concerns we heard from our employees as a result of surveys we conducted in 2018.
•
We foster a culture of total well-being by providing several no-cost tools and resources that educate and empower employees to improve their physical, emotional, and financial health as well as earn rewards for participation and engagement in the program.

•	In 2019, we launched a safe driver monitoring program to help identify safety risks, score drivers based on safe driving practices and provide support through training.
Employee Training and Development
•	Our Strong Leaders Program provides employees with tools and experiences to develop their fullest leadership potential.
•	Our Emerging Leaders Program is for employees who want to develop or enhance their leadership capabilities with the goal of getting extraordinary things done with others and making a positive difference, whether or not managing others is part of their career goals.
•	Our Strong Leaders Program includes five progressive levels of development for managers, and starts with building a foundation for leadership across the Company.
Diversity and Inclusion
•	We are an equal opportunity employer.
•	At Simpson, we pride ourselves on our diverse culture of employees of all ages and benefit from their unique perspectives across the entire company.
•	Currently, women hold 38% of the Company’s top five executive positions and board seats, helping to pave the way for gender diversity in corporate leadership.
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Sustainability
At Simpson, we look at four key aspects of sustainability:

Manufacturing Processes
•	We strive to minimize the amount of waste generated by our manufacturing processes through companywide lean practices.
•	Our production lines and facilities operate in a practical manner that does not produce regulated external emissions.
•	Our Research & Development engineers are focused on material efficiencies and innovative product features that minimize waste in our steel connector, anchor and fastener designs.
Recycling
•
We do not manufacture steel, but we do purchase large quantities of steel for use in our manufacturing processes. We support the Circular Economy by minimizing our recognized waste streams and sending unused steel from our processes back upstream for reintroduction into the material supply chain.

•	Our metal stamping production dies and factory tooling are designed to help minimize steel waste.
•	We recycle the scrap steel resulting from our manufacturing process at all facilities around the world.
•	In addition to steel, we recycle many of the materials that we use to reduce our impact on the environment, including cardboard, plastic and glass bottles, aluminum cans, paper, wood pallets, electronic waste, water, oils, coolants and lubricants and stretch film / wrap — low density polyethylene.
Energy Conservation
•	We work hard to improve energy efficiencies at our facilities to ensure eco-friendly, cost-effective operations.
•	Energy-efficient lighting, heating and cooling systems further reduce our impact on the environment, including reducing our carbon emissions.
Sustainable Building Practices
•
We support sustainable building practices, such as those established by the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) Green Building Rating System™, NAHB Green, and state and city specific green building codes.

•	Many homes and buildings built today use green building technology, and we support green building systems by developing products that use or incorporate engineered wood and insulated concrete forms.
•	Our use of advanced framing techniques help to reduce material usage and improve energy performance in wood-frame construction.
•	We use non-toxic materials for connector products that require painting.
Community Engagement
Simpson is committed to giving back to our communities through four key areas:
○	Construction & Building Repair
○	Disaster Relief
○	Disaster Preparedness & Resilience
○	Construction Trades Education
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•
In commemoration of our Founder, Barclay Simpson, we established Do What You Can Day in 2016 to continue his philanthropic legacy. Every year, our employees are encouraged to participate in a voluntary charitable activity in his honor.

•
The Simpson Strong-Tie Student Scholarship program awards 100 scholarships every year to provide financial assistance for civil/structural engineering, architecture and construction management students at participating colleges and universities throughout the United States. To date, we have awarded over 850 scholarships to aspiring students.

•
The Simpson Strong-Tie Put Something Back (PSB) Scholarship program awards dependent children of our employees with academic scholarships for continuing education. More than 250 scholarships worth over $1.8 million have been awarded since the program began in 1998.

•
Simpson Strong-Tie has been a national sponsor of Habitat for Humanity International since 2007 and is the lead sponsor of their Habitat Strong program, designed to promote the building of homes that are more durable, resilient and physically stronger.

Ethics and Compliance
•
At Simpson, we hold ourselves accountable to conducting our business with integrity through adherence to a strict set of standards and policies which are intended to create a safe, sustainable, respectful and healthy work environment. We also expect our suppliers to adhere to reasonable standards and operate in a socially and environmentally responsible manner consistent with our values. The following policies and procedures are made accessible to every Simpson employee through our intranet site:

○	Anti-Corruption
○	Anti-Hedging and Anti-Pledging
○	Child Labor Law
○	Code of Business Conduct & Ethics
○	Conflict Minerals
○	Data Privacy
○	Environmental Health and Safety
○	Equal Employment Opportunity
○	Global Purchasing
○	IT Security
○	Prohibition of Sexual and other Workplace Harassment
○	Reporting Financial Misconduct
○	Speak Up Listen Up/Whistleblower
○	Supply Chain Disclosure
 COMMUNICATIONS WITH THE BOARD
Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of
Directors (Independent Directors), c/o Simpson Manufacturing Co., Inc., P.O. Box 7655, Berkeley, California 94507.
 BOARD LEADERSHIP STRUCTURE
Since before our initial public offering in 1994, the roles of our Board Chair and our Chief Executive Officer have been separated. We believe that this is appropriate under current circumstances, because it allows management to make the operating decisions necessary to manage the business, while helping to keep a measure of independence between the oversight function of the Board and operating decisions. We feel that this has provided an appropriate balance of operational focus, flexibility and oversight.
Because an independent director currently serves as Chair of our Board, we do not separately have a Lead Independent Director. Mr. Andrasick, as Chair of the Board, participates in setting the agenda of Board and committee meetings, coordinating the distribution and presentation of meeting materials, facilitating communications among members of the Board and management, leading the Board self-evaluation process, and maintaining the focus and punctuality of Board and committee meetings. In addition, the Chair’s role also includes leading the efforts in evaluating our Chief Executive Officer and in succession planning, considering Board committee membership and leadership, and presiding at annual meetings of stockholders.
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 EXECUTIVE SESSIONS
Pursuant to the NYSE listing standards, our non-management directors meet at regularly scheduled executive sessions without members of management present. In 2019, our current Board Chair, Mr. Andrasick, presided over these executive sessions.
 BOARD OF DIRECTORS AND ITS COMMITTEES
In 2019, the Board held 6 meetings, and its committees held a total of 28 meetings, including 6 meetings of the Audit and Finance Committee, 12 meetings of the Compensation and Leadership Development Committee, 5 meetings of the Nominating and Governance Committee and 5 meetings of the Corporate Strategy and Acquisitions Committee.
In 2019, each of our directors attended 100% of the aggregate of the total number of meetings of the
Board and the total number of meetings of the Board committee(s) on which he or she served. In addition, as a group the Board members attended 100% of the total number of Board and committee meetings.
We do not have a policy that requires our directors to attend annual meetings of stockholders, but 100% of our current directors attended the 2019 Annual Meeting of Stockholders.
 RESTRICTIONS ON HEDGING AND PLEDGING ARRANGEMENTS FOR ALL
 EMPLOYEES AND DIRECTORS
The Board has adopted an anti-hedging and anti-pledging policy. Directors, officers, and employees of the Company or any subsidiary of the Company, as well as their designees, are generally prohibited from: (a) purchasing any financial instruments or engaging in any transactions that are designed to hedge or offset or have the effect of hedging or offsetting any decrease in the market value of our equity securities (such as our common stock), including, without limitation, prepaid variable forward contracts, equity swaps, collars, exchange funds and transactions with economic consequences comparable to the foregoing financial instruments; and (b) further pledging our equity securities as collateral for a loan, purchasing such securities on margin, or holding such securities in a margin account.
 BOARD COMMITTEES
The standing committees of our Board are the Audit and Finance Committee, the Compensation and Leadership Development Committee, the Corporate Strategy and Acquisitions Committee and the Nominating and Governance Committee. The Board appoints members of the committees and each committee operates under a written charter approved by the Board. With the exception of the Corporate Strategy and Acquisitions Committee all of our standing committees are composed entirely of independent directors. Attendance at committee meetings is open to every director, regardless of whether he or she is a member of such committee.
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The table below sets forth our directors’ Board committee membership as of December 31, 2019:
Director	Corporate Strategy & Acquisitions	Audit & Finance	Compensation & Leadership Development	Nominating & Governance Committee
James S. Andrasick	✔	✔	✔	✔
Michael A. Bless	✔	✔
Jennifer A. Chatman			✔	✔ (Chair)
Karen Colonias (CEO)	✔
Gary M. Cusumano	✔		✔ (Chair)
Philip E. Donaldson	✔	✔ (Chair)
Celeste Volz Ford	✔ (Chair)	✔		✔
Robin G. MacGillivray			✔	✔
Number of Meetings Held in 2019:	5	6	12	5
Audit and Finance Committee	Principal Functions and Additional Information
Chair Mr. Donaldson Committee Members Mr. Andrasick Mr. Bless Ms. Ford	•	Monitors our financial reporting process and internal control system.
	•	Oversees the preparation of our financial statements.
•
Monitors our compliance with legal and regulatory financial requirements, including our compliance with the applicable reporting requirements established by the U.S. Securities and Exchange Commission (the “SEC”) and the requirements of audit and finances as established by the NYSE.

	•	Evaluates the independence, qualifications, performance and compensation of our independent registered public accounting firm.
•
Pursuant to our Policy Regarding Compliant Procedures for Accounting and Auditing Matters, provides oversight relating to financial matters, books and records and accounting and as required by applicable statutes, rules and regulations.

	•	Provides an open avenue of communication among our independent registered public accounting firm, financial and senior management, and the Board.
	•	Others: risk management, IT/Cyber; oversight of and engagement of external auditor.

Our Board has determined that all members of the Audit and Finance
Committee are independent and financially literate under NYSE Listed
Company Manual Sections 303A.02 and 303A.07, respectively, and that
Messrs. Andrasick, Bless and Donaldson each qualify as an “audit committee financial expert,” within the definition established by the SEC.
For more information on the backgrounds of those directors, see their biographical information under “Election of Directors” above.

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Compensation and Leadership Development Committee	Principal Functions and Additional Information
Chair Mr. Cusumano Committee Members Mr. Andrasick Ms. Chatman Ms. MacGillivray	•	Oversees the design of our officer compensation plans, policies and programs.
	•	Approves and/or recommends to the Board for approval such officer and director compensation plans, policies and programs.
	•	Evaluates employee benefit plans.
•
Annually reviews and approves goals and objectives relevant to Chief Executive Officer (“CEO”) compensation, evaluates (in coordination with the Nominating and Governance Committee) the CEO’s performance in light of those goals and objectives and sets the CEO’s compensation based on that evaluation.

	•	Oversees our disclosures relating to compensation plans, policies and programs, including overseeing the preparation of the Compensation Discussion & Analysis included in this Proxy Statement.
•
Acts in its sole discretion to retain or terminate any compensation consultant to be used to assist the Compensation and Leadership Development Committee in the discharge of its responsibilities. For more information about the Compensation and Leadership Development Committee’s processes and procedures for the consideration and determination of NEO compensation, see the Compensation Discussion & Analysis (and related tabular and narrative disclosures) of this Proxy Statement.

Nominating and Governance Committee	Principal Functions and Additional Information
Chair Ms. Chatman Committee Members Mr. Andrasick Ms. Ford Ms. MacGillivray	•	Identifies individuals qualified to become Board members and recommends to the Board each year the director nominees for the next annual meeting of stockholders.
	•	Recommends to the Board the directors to serve on each Board committee.
	•	Leads the Board in its annual review of the performance of the Board and its committees.
	•	Develops, reviews and recommends to the Board any changes to our Corporate Governance Guidelines the committee deems appropriate.
	•	Monitors compliance with our stock ownership guidelines.
•
Recommends to the Board the compensation of nonemployee directors. For more information about the Nominating and Governance Committee’s processes and procedures for the consideration and determination of director compensation, see the 2019 Director Compensation section of this Proxy Statement.

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Corporate Strategy and Acquisitions Committee	Principal Functions and Additional Information
Chair Ms. Ford Committee Members Mr. Andrasick Mr. Bless Ms. Colonias Mr. Cusumano Mr. Donaldson	•	Provides guidance on and oversight of the Company’s strategic plan, including the strategic planning process.
•
Works with management on the identification and prioritization of strategic goals and expectations, and reviews and evaluates potential acquisitions, joint ventures, strategic alliances and divestitures.

	•	Monitors at least annually the Company’s progress in implementing its strategic plan and recommends modifications to the plan where appropriate.
	•	Periodically monitors the results of acquisitions, divestitures and alliances.
 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation and Leadership Development Committee during 2019 were Gary M. Cusumano (Chair), James S. Andrasick, Celeste Volz Ford, and Robin G. MacGillivray. All members of our Compensation and Leadership Development Committee are independent in accordance with NYSE listing standards. No member of the Compensation and Leadership Development Committee (1) was, during the year ended December 31, 2019, or had previously been, an officer or employee of Simpson or any of its subsidiaries, or (2) had any material interest in a transaction of Simpson or a business relationship with, or any indebtedness to, Simpson. No interlocking relationship existed during the year ended December 31, 2019 between any member of the Board or the Compensation and Leadership Development Committee and an executive officer of Simpson.
 COMPENSATION CONSULTANT
The Compensation and Leadership Development Committee has the authority under its charter to retain or obtain the advice of advisers, including compensation consultants, as it may deem appropriate. In accordance with this authority, from 2014 to 2019, the Compensation and Leadership Development Committee engaged Mercer LLC, Mercer (US) Inc. and Mercer Health and Benefits LLC (collectively, “Mercer”) as its independent compensation consultant to provide it with objective and expert analysis, advice and information with respect to executive compensation. Our Compensation and Leadership Development Committee regularly reviews its executive compensation consulting needs and periodically invites compensation consulting firms to discuss these executive compensation needs with the Compensation and Leadership Development Committee. This process enables the Compensation and Leadership Development Committee to reevaluate its compensation consultant and take a fresh look at our compensation practices and policies.
During 2019, the Compensation and Leadership Development Committee invited several consulting firms to present to the Compensation and Leadership Development Committee. The Compensation and Leadership Development Committee evaluated consulting firms on consulting competency, technical competency, industry knowledge, independence and fee structure, among other things. As a result of the review, our Compensation and Leadership Development Committee appointed Meridian Compensation Partners, LLC (“Meridian”) on July 25, 2019 as its independent compensation consultant, replacing Mercer.
All executive compensation services provided by Mercer and Meridian were conducted under the direction or authority of the Compensation and Leadership Development Committee. In addition to compensation consultants, members of our Human Resources and Finance Departments support the Compensation and Leadership Development Committee in its work.
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The compensation consultants were engaged by the Compensation and Leadership Development Committee to provide services including:
•	identifying an updated industry peer group;
•	assessing the appropriateness and competitiveness of our compensation programs as compared to compensation programs maintained by the selected industry peer group;
•	evaluating our executive compensation; and
•	recommending changes to our short-term and long-term incentive programs.
We paid Mercer total fees of approximately $271,234, for these services in 2019.
The Company also engaged Mercer to perform additional services for us, including providing consulting services in connection with our implementation of a global Human Resources Information System (HRIS), and conducting compensation benchmarking analysis. We paid Mercer total fees of approximately $69,308 for these services in 2019. We engaged Marsh USA Inc. (“Marsh”), an affiliate of Mercer, for the placement of our various lines of business insurance. In 2019, we paid Marsh approximately $4.6 million, primarily for insurance premiums that were passed through from Marsh to insurance carriers, and including approximately $374,000 brokerage fees that Marsh retained. The decision to engage Mercer for these additional services was made by management with the knowledge of the Board and the Compensation and Leadership Development Committee, rather than being approved by the Board or the Compensation and Leadership Development Committee.
The Compensation and Leadership Development Committee has considered the required independence factors outlined by the SEC and NYSE rules in assessing the independence of the compensation consultants. Consideration was also given by the Compensation and Leadership Development Committee under those required independence factors, plus all other relevant factors, to whether the work performed by Mercer or Marsh could give rise to a potential conflict of interest. Based on this review, the Compensation and Leadership Development Committee did not identify any conflict of interest raised by the work performed by Mercer or Marsh.
 RELATED-PARTY TRANSACTIONS
We have adopted a written Related Person Transaction Policy applicable to any individual transaction or series of related-person transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:
•	Simpson or any of its subsidiaries is, was or will be a participant; and
•
any related person (as defined in Item 404 of Regulation S-K) and other members of our leadership team designated from time to time by the Board or Nominating and Governance Committee has, had or will have a direct or indirect material interest.

Pursuant to the Related Party Transactions Policy, the Nominating and Governance Committee or entire Board, as applicable, is responsible for review, approval, and ratification of transactions between the Company, its branches or subsidiaries and related persons and members of our leadership team as designated by the Nominating and Governance Committee or Board from time to time. In accordance with the Related Party Transactions Policy, except for pre-approved transactions, if a transaction involves a covered employee (or an immediate family member thereof) and is valued at less than $1 million U.S. dollars, then a transaction review committee (the
“TRC”), which serves as an advisory committee of the Company and generally includes our Chief Financial Officer, or his or her designee, and our General Counsel (provided that if the Chief Financial Officer is a related party, he or she will be replaced by another officer of the Company), will make recommendations to the Nominating and Governance Committee and the Nominating and Governance Committee will decide whether to approve or ratify the transaction; and if a transaction involves a director or 5% stockholder (or an immediate family member thereof) or involves a covered employee (or an immediate family member thereof) but is valued at $1 million or more, the TRC will make recommendations to the Board, and the Board will decide whether to approve or ratify the transaction (provided that no director shall participate in any discussion or approval of a transaction for which he or she or any of his or her immediate family members is involved). In determining whether to approve, ratify or disapprove a related party transaction, the Nominating and Governance Committee or Board will consider, among other factors, whether the transaction is entered into on terms no less favorable to us than terms generally available to an unaffiliated third-party under the same or similar circumstances; the results of an appraisal, if any; whether there was a bidding process and the
28 |	2020 Proxy Statement

results thereof; review of the valuation methodology used and alternative approaches to valuation of the transaction; and the extent of the related person’s interest in the transaction. There were no transactions found to be directly or indirectly material to a related person required by SEC rules to be disclosed in this Proxy Statement.
 COMPENSATION OF DIRECTORS
Under our 2019 nonemployee director compensation program, cash compensation for nonemployee directors consisted of retainers and membership fees as follows:
($)
Annual Board Member Retainer	75,000
Audit and Finance Committee Chair Retainer(1)	10,000
Audit and Finance Committee Member Fee	10,000
Compensation and Leadership Development Committee Chair Retainer(1)	10,000
Compensation and Leadership Development Committee Member Fee	10,000
Nominating and Governance Committee Chair Retainer(1)	10,000
Nominating and Governance Committee Member Fee	7,000
Corporate Strategy and Acquisitions Committee Chair Retainer(1)	10,000
Corporate Strategy and Acquisitions Committee Member Fee	7,000
Additional Retainer for Chair of the Board	56,500
(1)	Committee Chair Retainers are paid in addition to Member Fees.
The annual retainers are generally paid quarterly and the committee membership and chair fees are paid at the time of the annual meeting of stockholders. In addition to the annual board retainer, our nonemployee directors also receive a grant of vested shares with a value of approximately $95,000.
The Chair of the Board also receives a grant of vested shares with a value of approximately $25,000 along with the Additional Board Chair cash retainer.
The table below summarizes the compensation earned by or paid to our nonemployee directors during the year ended December 31, 2019.
 2019 DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)	Equity Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
James S. Andrasick	181,833	125,615	—	307,448
Jennifer A. Chatman	99,500	98,005	—	197,505
Gary M. Cusumano	99,500	98,005	—	197,505
Robin G. MacGillivray	89,500	98,005	650	188,155
Celeste Volz Ford	106,500	98,005	—	204,505
Michael A. Bless	89,500	98,005	—	187,505
Philip E. Donaldson	99,500	98,005	—	197,505
Peter N. Louras, Jr. (retired from the Board in April 2019)	16,250	—	—	16,250
(1)
Reflects the value of vested shares granted on April 26, 2019 and May 9, 2019, calculated by multiplying the number of shares by the fair value per share of our common stock as of the award date in accordance with FASB Accounting Standards Codification Topic 718 “Compensation - Stock Compensation.” Each nonemployee director’s equity award corresponded to the approximate amount of his or her 2019 annual stock retainer, and was valued at $61.95 per share, the closing price of our common stock reported by the NYSE at the close of trading on April 25, 2019. Mr. Andrasick’s equity award also includes his additional stock retainer for serving as the Chair of our Board. This award was valued at $66.37 per share, the closing price of our common stock reported by the NYSE at the close of trading on May 8, 2019. For a discussion of the valuation assumptions used in determining the grant date fair value of these awards, see Note 2 “Stock-Based Compensation” to the Consolidated Financial Statements included in our Annual Report to Stockholders on Form 10-K for the period ended December 31, 2019.

(2)	Represents matching contributions made by us for charitable gifts made by the director. We generally match up to $1,000 for gifts made to qualifying charities.
As of December 31, 2019, our outside directors held no unvested stock awards or outstanding option awards with respect to our common stock.
2020 Proxy Statement	| 29

ITEM 2
Advisory Vote To Approve Named Executive Officer Compensation
We are asking our stockholders to vote on an advisory basis to approve the compensation of our Named Executive Officers (or “NEOs”) (sometimes referred to as “Say on Pay”) in accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). We conduct our Say on Pay votes annually, and, after the Annual Meeting, the next required Say on Pay vote is expected to occur at the 2021 Annual Meeting of Stockholders. The Board recommends a vote “FOR” this proposal because it believes that our compensation policies and practices are effective in achieving Simpson’s philosophy of providing compensation that:
•	attracts, motivates and retains well-qualified executives;
•	provides performance-based incentives to reward achievement of short and long-term business goals and strategic objectives, while avoiding unnecessary risk taking; and
•	aligns the interests of our executives with those of our stockholders.
For the reasons discussed in the “Compensation Discussion & Analysis,” accompanying compensation tables and related narrative disclosures in this Proxy Statement, the Board unanimously recommends that stockholders vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and accompanying narrative discussion in Simpson‘s Proxy Statement relating to its 2020 annual meeting of stockholders, is hereby APPROVED.”
Although the resolution is non-binding, the Board and Compensation and Leadership Development Committee expects to consider the outcome of the vote when making future compensation decisions.
Our Board of Directors recommends that stockholders vote “FOR” the advisory vote to approve Named Executive Officer compensation.
30 |	2020 Proxy Statement

 EXECUTIVE OFFICER PROFILES
The following profiles provide the relevant experience, age and executive officer tenure with Simpson of our current executive officers. The profile for Karen
Colonias, our President and Chief Executive Officer and an incumbent director, is set forth above under “2020 Nominees.”
BRIAN J. MAGSTADT Chief Financial Officer and Treasurer

Age	Tenure
52	8 years
Mr. Magstadt has served as our Chief Financial Officer and Treasurer since January 2012. He joined Simpson in 2004 as a Financial Reporting Specialist, and, from 2008 until 2012, served as our Financial Reporting Manager, overseeing our external reporting program and managing various other accounting and finance functions. He is a licensed Certified Public Accountant and holds a Bachelor of Science degree in Business Administration from California State University, Chico, and a Masters of Business Administration degree from Santa Clara University.
ROGER DANKEL President of North American Sales, Simpson Strong-Tie Company Inc.

Age	Tenure
56	5 years
Mr. Dankel has been the President of North American Sales of our subsidiary, Simpson Strong-Tie Company Inc. (“Simpson Strong-Tie”) since July 2014. He has been employed with us since 1993 as a Field Sales Representative until 1997, when he was promoted to Sales Manager in McKinney, Texas, and then Branch
Sales Manager in charge of all sales functions of that branch. He has successfully integrated multiple new products, both acquired and internally developed, into Simpson Strong-Tie’s product lines. Mr. Dankel holds a Bachelor of Science degree in Business Administration from Millsaps College.
KEVIN SWARTZENDRUBER Senior Vice President of Finance

Age	Tenure
54	2 years
Mr. Swartzendruber has been our Senior Vice President of Finance since October 2017. Prior to joining Simpson he was vice president and corporate controller at Flex Ltd. from October 2005 through September 2017, where his responsibilities primarily included consolidation, external reporting to the SEC, external audit and compliance with US GAAP and SEC rules. Prior to joining Flex Ltd, Mr. Swartzendruber was a director of SEC reporting and technical accounting with EchoStar (Dish Network) and prior to that, was a senior manager with Deloitte serving private equity investors in its mergers and acquisitions group and also serving high tech clients as an audit professional. Mr. Swartzendruber is a Certified Public Accountant (inactive status) in Colorado and California and graduated summa cum laude from the University of Cincinnati with a Bachelor of Business Administration in accounting and finance.
2020 Proxy Statement	| 31

TERRY HAMMONS Senior Vice President, General Counsel and Secretary

Age	Tenure
47	1 year
Mr. Hammons has been our Senior Vice President, General Counsel since May 2019, and Secretary since July 2019. Prior to joining Simpson he was Vice President, Deputy General Counsel, Corporate, Chief Regional Counsel and Assistant Secretary at Albemarle Corporation, from August 2015 through April 2019, where he was responsible for the company’s worldwide corporate legal activities, including all strategic transactions (M&A, joint ventures and venture capital), and supporting the Lithium GBU Resources team. Prior to joining ‘Albemarle Corporation, Mr. Hammons was the Assistant General Counsel – Corporate and Commercial at Air Products and Chemicals, Inc., and prior to that he held Associate positions at Arnold & Porter and Hunton & Williams. Mr. Hammons holds a J.D. from Georgetown University Law Center and a B.A. from The College of William & Mary.

The following profile provides the relevent experience, age and executive officer tenure with Simpson of Ricardo Arevalo, our former Chief Operating Officer,
Simpson Strong-Tie Company, Inc. Mr. Arevalo retired effective February 15, 2020.
RICARDO M. AREVALO Former Chief Operating Officer, Simpson Strong-Tie Company Inc.

Age	Tenure
63	6 years
Mr. Arevalo was the Chief Operating Officer of our subsidiary, Simpson Strong-Tie, from July 2014 to February 2020. Mr. Arevalo began his career with us in 1999 at the Simpson Strong-Tie branch in Brea, California, as a Field Sales Engineer for the Wood Strong-Wall. From 2002 to 2008, he served as Simpson Strong-Tie’s Branch Engineering Manager for the Southwest United States. In 2008, he was promoted to Simpson Strong-Tie’s Vice President of Engineering, and in that capacity he organized and managed the support structure for multiple engineering groups (Connectors, Lateral systems, Fasteners, Anchors, FRP, RPS, Truss and Engineering Services), standardized policies and modernized and expanded our research and test capabilities. Mr. Arevalo is a licensed California structural engineer and civil engineer, previously was a part-time lecturer in timber design at California Polytechnic University at Pomona and is the author of several publications on wood structures. He has represented Simpson Strong-Tie on national television promoting deck safety. Mr. Arevalo holds degrees from California Polytechnic University at San Luis Obispo and the University of California at Santa Barbara. Prior to joining Simpson Strong-Tie, he spent 19 years in private practice as a structural engineer.
32 |	2020 Proxy Statement

 COMPENSATION DISCUSSION & ANALYSIS
The Company’s business operations are led by its senior leadership team, which in 2019 included the executive officers whose biographies are provided above. In this section, we explain and discuss the executive compensation program that our Compensation and Leadership Development Committee (“CLDC”) designed and applied to our NEOs for 2019. This discussion is also intended to describe our compensation policies with respect to our executive officers and to provide a review of our key compensation decisions and activities for 2019. Our goal in this discussion is to provide you with a better understanding, both in absolute terms and relative to our performance, of our executive compensation practices and the decisions made concerning the compensation payable to our executive officers, including our CEO and the other executive officers named in the “2019 Summary Compensation Table” below. Our NEOs for 2019 were the following individuals:
Name	Title
Karen Colonias	President and CEO
Brian J. Magstadt	CFO and Treasurer
Roger Dankel	President of North American Sales, Simpson Strong-Tie Company Inc.
Kevin Swartzendruber	Senior Vice President, Finance
Ricardo M. Arevalo	Former Chief Operating Officer, Simpson Strong-Tie Company Inc.
Executive Summary
2019 Performance Highlights
The Company focuses on designing, manufacturing, and marketing systems and products to make buildings and structures safe and secure. The Company, through its subsidiaries, designs, engineers, and manufactures structural construction products, including connectors, truss plates, anchors, fasteners and other products, and differentiates itself from competitors by designing and marketing end-to-end wood and concrete construction product lines. The Company also provides engineering services in support of some of its products and increasingly offers design and other software that facilitates the specification, selection and use of its products. The Company believes that its primary operating brand – the Simpson Strong-Tie brand – benefits from strong brand name recognition among architects and engineers who frequently request the use of the Company’s products.
The nature of our industry demands that we adhere to a focused strategy to build stockholder long-term value over time. During 2019, our management team continued to execute against the strategic goals set by the Board, which resulted in increases in net sales and return on invested capital (“ROIC”) for our stockholders. Our key 2019 performance highlights are set forth below:
•	Company-wide net sales increased 5.4% to $1.14 billion, and have increased 9.6% on a compounded annual growth basis since 2016;
•	Gross margin was 43.3%, which we believe is industry leading;
•	Income from operations increased to $181.3 million and operating margins were 15.9%;
•	Diluted net income per share of our common stock increased to $2.98; and
•	ROIC increased to 15.3% from 14.5% in 2018.
Our management’s focused execution and continued commitment to a disciplined capital allocation strategy delivered strong results for our stockholders in 2019, including the following achievements:
2020 Proxy Statement	| 33

Net sales increased in each of 2017, 2018 and 2019. 2017 net sales increased 13.5% primarily due to increases in both sales volumes and average net sales unit prices in North America as well as increases in Europe due to acquisitions. 2018 net sales increased 10.4% primarily due to higher sales volume and average unit price in the United States, offset partially by sales decreases in Europe due to the sale of a portion of a European subsidiary. 2019 net sales increased 5.4% primarily due to increased sales volume and average unit price in the United States, offset by negative foreign currency impacts in Canada and Europe.
Operating margins have improved since 2017, primarily due to the reduction of operating expenses as a percent of revenues and gains on sales of assets in 2018 and 2019, partially offset by reduced gross margins. Gross margins have been negatively impacted by higher material and labor costs. The reduction in operating expenses as a percent of revenues have been a focus for the company as a result of the 2020 plan announced in late 2017.
ROIC has increased since 2017 on higher net income due to the higher operating margins as noted above as well as the reduced effective tax rate as a result of the 2017 tax law change. Invested capital has remained relatively flat from 2017 through 2019 due to the company returning capital to stockholders in the form of dividends and share repurchases. Capital returned to stockholders for each of the three years 2019, 2018 and 2017 was approximately $101.1 million, $150.4 million and $107.0 million, respectively.
We outperformed the Dow Jones U.S. Building Materials & Fixtures Index and our Peer Group in terms of total stockholder returns (“TSR”) delivered to our stockholders in 2019.
2019 TSR Performance

*
The Compensation Peer Group line represents a peer group index calculated based on 2019 weighted average TSR of our peer group. See “Comparative Market Information” below for the composition of our peer group.

34 |	2020 Proxy Statement

2019 NEO Compensation Mixes
Our NEOs’ compensation generally is comprised of three core components – (1) base salary, (2) short-term cash awards, and (3) long-term equity awards, which are structured to complement each other and establish a balanced and performance-based pay structure. The overarching goals of our compensation programs for 2019 were to attract, motivate and retain our employees, including our management team, establish a strong sense of ownership, and closely align our executives’ and employees’ interests with those of our stockholders. The target compensation mixes for 2019 for our CEO and, on average, our other NEOs are set forth below:

Pay-for-Performance: Key 2019 NEO Compensation Outcomes
The 2019 compensation results for our NEOs continued to reflect the CLDC’s pay-for-performance philosophy of aligning executive compensation directly with our operational and financial performance:
Base Salaries:
The changes in base salaries listed below were made based on the review of benchmark peer group data and individual performance and contribution.
•	CEO: Our CEO received a base salary rate increase of $35,000 from $740,000 per year to $775,000 per year; and
•	Senior Vice President, Finance: Mr. Swartzendruber, our Senior Vice President, Finance received a base salary rate increase of $18,900 from $270,000 per year to $288,900 per year; and
•	Other NEOs: No base salary changes from 2018 levels.
Executive Officer Cash Profit Sharing
(“EOCPS”) Awards:
•
CEO: Our CEO received a total 2019 EOCPS payout of $448,532, reflecting approximately 57.9% of her target 2019 EOCPS award opportunity ($775,000), which payout was determined based on our 2019 quarterly and annual operating income achievement versus the quarterly and annual goals established by the CLDC at the beginning of 2019; and

•
Other NEOs: Our other NEOs received total 2019 EOCPS payouts as set forth below, reflecting approximately 57.9% of each of their target 2019 EOCPS award opportunities, which payout was again determined based on our 2019 quarterly and annual operating income achievement versus the quarterly and annual goals established by the CLDC at the beginning of 2019.

All NEOs paid out at approximately 57.9% their target
NEO	Payout	Target
CFO	$144,688	$250,000
President of sales	$133,121	$230,000
COO	$133,121	$230,000
SVP Finance	$83,600	$144,450
2020 Proxy Statement	| 35

Equity Awards:
•
In 2019, our CEO was granted target equity awards with a grant date total value of approximately $2,133,682, and our other NEOs were granted target equity awards with grant date values from approximately $218,445 to approximately $558,810. Approximately 20% of the target equity award value was delivered in the form of time-based restricted stock units (“RSUs”) and the other approximately 80% of the target equity award value was delivered in the form of performance-based restricted stock units (“PSUs”). These PSUs are fully “at-risk” and will vest only on achievement of revenue growth and ROIC performance metrics in a 2019-2021 measurement period. The awards will be forfeited if the threshold performance goals are not met, and the maximum amount of shares that may potentially vest under these PSUs (if and when the highest-tier performance goals are met) are capped at 200% of the target shares. The RSUs are subject to three-year staggered vesting with 20%, 40% and 40% of the RSUs vesting at each of the first, second and third anniversaries of the grant date.

•
As an illustration of how our performance-related equity award program has worked for our NEOs historically, in 2017, our CEO and our other participating NEOs at that time (except Mr. Swartzendruber) were granted target equity awards whereby approximately 34% of the target equity award value was delivered in the form of RSUs and the other approximately 66% of the target equity award value was delivered in the form of PSUs. These PSUs were fully “at-risk” and were to vest only on achievement of revenue growth and ROIC performance metrics in a 2017-2019 measurement period. The maximum amount of shares subject to each of these PSU awards (if and when the highest-tier performance goals were met) was capped at 120% times the target shares.

Please refer to the “2019 Summary Compensation Table,” “NEO Compensation Program Design” and “Executive Compensation Analysis” subsections below for a complete disclosure of our CEO and the other NEOs’ 2019 total compensation programs and values.
NEO Compensation Program Design
Executive Compensation Philosophy
Our overall compensation philosophy is to align the interests of our employees and stockholders and provide employees, including our management, incentives to increase stockholder value, and to position our NEOs’ total target compensation to the median of our peers. To motivate and retain our NEOs and other employees, we aim to compensate them fairly relative to our performance. To achieve these objectives under our pay-for-performance guiding principal, we created compensation programs that reward achievement of specific performance goals, such as operating profit, revenue growth, ROIC and the efficient use of assets. We believe that our current compensation programs allow us to attract high-performing employees and help us retain the services of employees whose contributions are instrumental in achieving our strategies. The CLDC and the Board regularly review and refine our executive compensation programs to ensure that such programs continue to reflect policies and practices that are aligned with our pay-for-performance philosophy and the interest of our stockholders.
Compensation-Setting Process
Role of Compensation and Leadership Development Committee, Board and Management. The CLDC develops and updates our compensation policies and practices, oversees our compensation programs, sets performance goals relevant to such programs, evaluates our performance in light of such goals, and determines and exercises discretion over executive compensation, including reviewing and approving annual compensation to our NEOs. The CLDC does not delegate its role in determining executive compensation. Our officers do, however, participate in our annual budgeting process, which forms the basis for the CLDC to set, and determine the achievement of the performance goals under our compensation programs. The Board reviews and approves the annual budget, and based on that, the CLDC approves both cash EOCPS payouts and equity-based awards to our NEOs. Our CEO provides significant input in recommending the structure of our pay programs and recommending any adjustments to the other NEOs base salary and target incentive compensation opportunities. The CLDC can accept, reject or modify the CEO’s recommendations as it sees fit, subject to the terms of any applicable program documentation.
36 |	2020 Proxy Statement

Role of Compensation Consultants. The CLDC has engaged, and expects to continue to engage, independent advisers, including compensation consultants, from time to time to assist in carrying out its responsibilities. Since 2014, the CLDC had engaged Mercer as an independent compensation consultant to provide strategic guidance to the CLDC regarding executive and director compensation. In July 2019, the CLDC appointed Meridian as its independent compensation consultant, replacing
Mercer. The specific services provided by Mercer and Meridian to us in 2019 consisted of: updating our industry peer group and benchmarking analysis, assessment of the appropriateness and competitiveness of our executive compensation program as compared to those of the selected industry peer group, recommendation of changes to our executive compensation programs, especially our NEOs’ compensation mix, and evaluation of our executive and director compensation.
Board Responsiveness to Stockholders
In late 2019 and early 2020 we continued our annual engagement with our stockholders. This engagement gave us a basis for further evaluation of our practices in executive compensation and corporate governance. This initiative was led by the Board and senior management, by reaching out to stockholders holding 76% of our outstanding shares. Out of those stockholders who elected to engage with us (representing approximately 41% of our outstanding shares), we organized follow-up calls. This outreach reflects our commitment to understand and address key issues of importance to our stockholders. In line with the high support for our executive compensation program as expressed in the 2019 annual shareholder advisory vote to approve our NEO compensation, stockholders continued their support for our compensation program and the changes made over the past few years. This strong level of support led our
CLDC to conclude that material changes in our executive compensation design, solely due to the outcome of the Say-on-Pay vote, were not warranted for 2020.
Following the 2019 Annual Meeting of Stockholders, we again continued to actively engage with numerous stockholders on matters of corporate governance, executive compensation and related matters. These efforts were led by the Chair of our Board and our CFO to help ensure a direct line of communication between the Board and our stockholders, and stockholder feedback was promptly relayed to the full Board and incorporated into our governance and compensation reviews. We also continue to work with Meridian to monitor changes in executive compensation to keep our executive compensation program aligned with both our business strategy and best practices in our competitive market.
2019 Executive Compensation Key Policies and Practices
The CLDC has continued to operate the following policies and practices to closely align our management’s compensation programs with stockholder value creation and the Company’s strategic goals:
•
Generally, Anchor on Median Pay for Median Performance: Most elements of our executive compensation are benchmarked to deliver median total pay for median performance based on our peer group (or in some cases median pay is linked to above median performance) (see “Comparative Market Information” below for the composition of our peer group). This includes setting well-balanced short-term and long-term performance objectives that enable executives to generally earn actual pay above median for out-performing expectations, and vice versa for performance below expectations (see “Setting Performance Goals” below for further context on our goal-setting process);

•	Pay for Performance: We have created an incentive structure that places a significant portion of our NEOs’ target compensation at risk based on our short-term and long-term performance;
•	Performance Based Distributed Cash Awards: Our EOCPS program is based on both quarterly and annual performance measurement of our operating profits;
•
Equity Awards with Extended Vesting: NEOs’ awards under our equity incentive plan are performance-based awards (80%) with a 3-year performance measurement period, in addition to time-based awards (20%) that are subject to back-loaded, staggered vesting also over an extended period (for example, 20%/40%/40% over 3 years);

•	No Guaranteed Incentive Awards: NEOs’ EOCPS awards are 100% performance-based,
2020 Proxy Statement	| 37

while NEOs’ outstanding performance-based equity awards are fully at-risk and contingent on achievement of revenue growth and ROIC goals; and
•	No Overlapping Metrics: NEOs’ EOCPS awards and performance-based equity awards have distinct performance metrics, which are aligned with our strategy and priorities.
We are also committed to maintaining strong compensation risk management practices that support our pay for performance philosophy, mitigate risk, and align interests of our executives and our stockholders:
•	Annual Review: The CLDC conducts annual evaluations of NEOs’ compensation.
•	Caps: We cap payout amounts for the NEOs’ maximum EOCPS and performance-based equity awards.
•	Double Triggers: Equity awards are subject to double trigger change-in-control requirements.
•	Compensation Claw-Back: We maintain and operate a robust compensation recovery policy.
•	Ownership guidelines: Stock ownership guidelines are in place for our NEOs and Board.
•	No Hedging and Pledging: We adopted robust anti-hedging and pledging policies.
•	Limited perquisites: We do not provide NEOs with material perquisites.
•	Strategic Guidance: The CLDC retains an independent compensation consultant to provide strategic guidance to the CLDC regarding executive and director compensation.
Setting Performance Goals
A key aspect of our compensation programs focuses on the selection of performance metrics that (1) reflect our long-term strategic goals and (2) appropriately incentivize our executives to deliver sustainable performance across key areas. The CLDC sets performance goals for our NEOs’ EOCPS and performance-based equity awards prior to granting such awards and remains engaged to monitor and certify the achievement of the goals. The CLDC believes in the importance of setting challenging, but achievable, performance goals for our NEOs and using such goals to support our median pay for median performance philosophy (or in some cases median pay for above median performance). The CLDC maintains a robust and collaborative performance goal setting process with its independent compensation consultant and our management. The goal setting process spans multiple CLDC meetings on both sides of the year-end process to ensure an active, healthy discussion and ability to respond and adapt the performance goals to changing company, industry or market conditions prior to finalization. In establishing performance goals with respect to our NEOs’ EOCPS and performance-based equity awards, the CLDC reviews market-calibrated data sets that include:
•	historical and future projected financial performance for our peer group;
•	historical and future projected financial performance more broadly in our industry;
•	our historical financial performance and multi- year forward-looking business plans;
•	our external guidance, communications and the expectations of our stockholders; and
•	the historical realizable compensation for our executives and the alignment between their pay and performance against expectations.
38 |	2020 Proxy Statement

After carefully evaluating the aforementioned factors and incorporating inputs from its independent compensation consultant and our management, the CLDC approves the performance goals for our NEOs.
The performance goals for NEOs’ 2019 EOCPS and performance-based equity awards and their alignment with our strategies are set forth below:
Incentive Component	Performance Metric	Alignment with Our Strategies
EOCPS awards (STI)	1-year Operating Profit	Is a key measure of our profitability; supports long-term value creation; maintains our long-standing culture of promoting sense of ownership among employees to deliver stockholder value.
Performance-based equity awards (LTI)	3-year Revenue Growth	Aligns with our ongoing focus on growing revenues across key business segments; facilitates decisions that will drive sustainable revenue growth.
Performance-based equity awards (LTI)	3-year ROIC(1)	Reinforces our ongoing focus on maximizing our investment returns; prompts thoughtful capital allocation strategy.
(1)
The Company’s ROIC for a fiscal year is calculated based on (a) the net income of that year as presented in the Company’s consolidated statements of operations prepared pursuant to generally accepted accounting principles in the U.S. (“GAAP”), as divided by (b) the average of the sum of the total stockholders’ equity and long-term interest bearing liabilities, which for the Company is only its capital lease obligations, at the beginning of and at the end of such year, as presented in the Company’s consolidated balance sheets prepared pursuant to GAAP for that applicable year. As such, the Company’s ROIC, a ratio or statistical measure, is calculated using exclusively financial measures presented in accordance with GAAP.

Executive Compensation Analysis
2019 Compensation Program Elements
The Board believes that, to maintain a sense of unity and fairness, the forms of compensation for our NEOs generally should match those of our other employees. Under this principle, our compensation programs for a large portion of our salaried employees, including our NEOs, comprise three basic elements:
•	Base salaries and contributions to profit sharing trust accounts;
•	Cash profit sharing awards, such as EOCPS awards to our NEOs; and
•	Long-term equity awards, such as PSUs and RSUs granted to our NEOs.
Each element of our compensation programs possesses characteristics intended to motivate our NEOs and other employees in different ways. We believe that coordinated compensation elements work best to help us to retain their services and to motivate them to achieve results that increase stockholder value.
2020 Proxy Statement	| 39

2019 Base Salaries
A NEO’s salary is a guaranteed minimum amount for his or her time invested in performing the functions of the job. Salary alone, however, does not provide performance opportunity for the NEO to earn additional compensation or incentivize increasing stockholder value over time. Our NEOs’ salaries are generally determined by the CLDC based on historical salary levels for their respective positions, current compensation for similar positions at our peers, changes in the NEOs’ responsibilities and cost of living adjustments. Based on its review of the NEOs’ base salary rates and the recommendation of the compensation consultant, the CLDC decided to increase the salary rates for Ms. Colonias and Mr. Swartzendruber by approximately 5% and 7%, respectively. These increases were provided specifically as a result of peer data and employee performance. The table below sets forth the NEOs’ respective 2018 and 2019 annual salary rates, reflecting these changes:
	2018 Annual Salary	2019 Annual Salary
Karen Colonias,President and Chief Executive Officer	$ 740,000	$ 775,000
Brian J. Magstadt,Chief Financial Officer and Treasurer	$500,000	$500,000
Roger Dankel,President of North American Sales, Simpson Strong-Tie Company, Inc.	$460,000	$460,000
Kevin Swartzendruber,Senior Vice President, Finance	$270,000	$288,900
Ricardo Arevalo,Former Chief Operating Officer, Simpson Strong-Tie Company Inc.	$460,000	$460,000
In 2019, the Company also made a one-time payout of earned and accrued vacation pay as of December 31, 2018 to certain of its NEOs with an accrued balance as a result of its transition to a flexible time away policy for all of the Company’s U.S.-based exempt employees. Mr. Magstadt received $56,250, Mr. Arevalo received $41,197 and Mr. Dankel received $48,360 as a result of these payments. Ms. Colonias and Mr. Swartzendruber each did not have earned but not taken vacation as of December 31, 2018 and, accordingly, did not receive any similar payments. The Company’s U.S. exempt employees, including our NEOs, no longer accrued vacation pay beginning January 1, 2019.
Base salaries and related payments earned by each of our NEOs with respect to each of the three years ended December 31, 2019, 2018 and 2017, respectively, if applicable, are set forth in the “2019 Summary Compensation Table” below.
2019 Executive Officer Cash Profit Sharing (“EOCPS”) Program Design
We, maintain the EOCPS Plan for our executive officers, similar to the cash profit sharing plan maintained for other qualified employees, to motivate them to achieve these short-term performance goals. We believe that both of these plans have significantly contributed to our growth.
Historically, the EOCPS Plan helped us meet the requirements of Internal Revenue Code Section 162(m) for us to potentially fully deduct cash awards granted to our NEOs in excess of the $1,000,000 limit as “performance-based compensation.” While the performance-based exception under Section 162(m) was repealed by December 2017 federal tax reform legislation, EOCPS payments made in or for 2019 continued to be subject to a cap of two times the NEO’s annual target EOCPS award.
The CLDC is responsible for administrating the EOCPS Plan. The CLDC measures our Company’s or our subsidiaries’ performance against pre-determined performance goals, which are currently based on our Company’s or our subsidiaries’ operating profits, and approves our NEOs’ individual awards. EOCPS award payouts for 2019 were generally based on operating income achievement versus pre-determined quarterly and annual goals.
Under the EOCPS Plan, any earned award will be paid at such time as determined by the CLDC as long as all awards with respect to periods within a fiscal year are paid by March 15 of the succeeding fiscal year. We currently pay four quarterly awards and one annual award based on our achievement versus our pre-determined operating income goals for such quarters and the full year. For the four quarters in a year, a NEO will earn an aggregate award payout based on 50% of his or her annual target award opportunity. As for the
40 |	2020 Proxy Statement

last payment, the NEO will earn an award payout based on the remaining 50% of his or her applicable annual target award opportunity. The effect of the five payments (four quarterly and one annual) is to increase the target amount of awards made following the end of the year (the sum of the four target quarterly awards equaling the target annual award), with the year-end awards contingent on achieving the performance versus the operating income goals established for the entire year.
If the operating income achievement is less than the threshold goal in any quarter, our NEOs will receive no EOCPS award payment for such quarter. If the annual operating income achievement is less than the annual threshold goal for the year, our NEOs will receive no EOCPS award payments for the annual portion of the award, but may still receive one or more quarterly EOCPS payments during the year. If the operating income achievement is less than the threshold goal in each quarter and for the full year, our NEOs will receive no EOCPS award payouts for that year.
We allocated EOCPS award opportunities among our NEOs as approved by the CLDC at the beginning of the year based on the officers’ levels of responsibility and contribution to the success of the Company or the home office operating unit. Unless the composition or responsibilities of our NEOs change, their award opportunities generally do not change substantially from year to year, although the CLDC has discretion to make any changes that it considers appropriate.
2019 Operating Income Achievements and EOCPS Awards
The CLDC determined to use the operating income of Simpson Strong-Tie Company Inc., our primary operating subsidiary, as the performance metric for 2019 under the EOCPS Plan. Target award payouts were set for each NEO relative to base salary. The
EOCPS minimum payout hurdle was met if 80% of the pre-established target operating income goal was met, and payment for such minimum performance was equal to 50% of the NEO’s award payout target.
Operating profit of Simpson Strong-Tie Company Inc. is generally calculated as follows:

The CLDC established the 2019 quarterly and annual threshold, target and maximum operating profit goals, all of which are tied to the 2019 budget, as follows (actual results against goals also shown):
	2019 EOCPS Goals
NEO/Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2019 Year
Threshold Operating Profit	$37,928,000	$69,168,000	$66,936,000	$49,088,000	$223,120,000
Target Operating Profit	$47,410,000	$86,460,000	$83,670,000	$61,360,000	$278,900,000
Maximum Operating Profit	$66,374,000	$121,044,000	$117,138,000	$85,904,000	$316,105,260
Actual Operating Profit	$45,049,000	$67,468,000	$75,293,000	$44,081,000	$231,892,000
Regarding these goals, threshold operating profit represented 80% of the target operating profit for the quarter or full year, while maximum qualified operating profit represented 140% of the target operating profit for the quarter or 113.34% of the target operating profit for the full year. The goal levels were established on a subjective basis by the CLDC based on its judgment and evaluation of the seasonality of the Company’s business. The program was changed in 2019 to reflect a more market approach of paying awards not under a “pool” concept, but for percentage achievement against quarterly and annual performance goals that were pre-established by the CLDC based on its subjective judgment.
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The threshold target, and maximum annual amounts that may be paid out under the EOCPS Plan to each of our NEOs for 2019 were as follows:
	2019 Threshold Annual Payouts	2019 Target Annual Payouts(1)	2019 Maximum Annual Payouts
Karen Colonias	$387,500	$775,000	$1,550,000
Brian J. Magstadt	$125,000	$250,000	$500,000
Roger Dankel	$115,000	$230,000	$460,000
Kevin Swartzendruber	$72,225	$144,450	$288,900
Ricardo Arevalo	$115,000	$230,000	$460,000
(1)	Amounts (four quarterly and one annual award) expected to be paid to the NEO for 2019 if 2019 qualified operating profit of Simpson Strong-Tie Company Inc. was $278,900,000.
Threshold payout levels represented 50% of the target payout levels, and maximum payout levels represented 200% of the target payout levels. Further, payout levels were allocated across the performance periods, based on the seasonality of our planned profits, as follows: 8.5% for first quarter; 15.5% for second quarter; 15.0% for third quarter; 11.0% for fourth quarter; and 50% for the full year.
Based on actual achievement of qualified operating profit during each quarter and for the full year 2019, the NEOs earned 57.9% payout of full year 2019 target amounts which represents 83.2% performance achievement during the full year 2019.
Based on these results, the payouts for our NEOs for full year 2019 were as follows:
NEO	Payouts
Karen Colonias	$ 448,532
Brian J. Magstadt	$ 144,688
Roger Dankel	$ 133,112
Kevin Swartzendruber	$83,600
Ricardo Arevalo	$ 133,112
EOCPS awards paid to each of our NEOs with respect to each of the three years ended December 31, 2019, 2018 and 2017, respectively, if applicable, are set forth in the “2019 Summary Compensation Table” below.
2019 Long-Term Equity Awards
Our NEOs’ long-term compensation is entirely equity-based. We grant equity awards to our NEOs pursuant to the Company’s current equity incentive plan, the amended and restated 2011 Incentive Plan (the “2011 Incentive Plan”).
Restricted Stock Units in General.
Our NEOs’ 2019 awards of restricted stock units were made in the following two forms:
1.
time-based restricted stock units (“RSUs”) that are subject to a three-year staggered vesting with 20%, 40% and 40% generally vesting on each of the first, second and third anniversary of the grant date, respectively; and

2.	performance-based restricted stock units (“PSUs”) that generally vest based on the achievement of both revenue growth and long-term stockholder returns at the end of a three- year performance period.
RSUs accounted for 20% of the 2019 target equity awards of our NEOs while PSUs accounted for the remaining 80%. In terms of target equity award values: Ms. Colonias’ target award value increased by $570,000 from $1,530,000 in 2018 to $2,100,000 in 2019; Mr. Magstadt’s target award value was unchanged from its 2018 level of $550,000; Mr. Dankel’s and Mr. Arevalo’s target award values each increased by $30,000 from $425,000 in 2018 to $455,000 in 2019; and Mr. Swartzendruber’s target award value increased by $40,000 from $175,000 in 2018 to $215,000 in 2019. The motivation for the year-over-year changes in target award values was the CLDC’s subjective evaluation of peer market data as provided by Mercer.
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Our NEOs’ 2019 RSU Awards. In 2019, the CLDC granted each of our NEOs RSUs as indicated below:
Named Executive Officer	Shares Under 2019 RSUs
Karen Colonias	7,459
Brian J. Magstadt	1,955
Roger Dankel	1,616
Kevin Swartzendruber	764
Ricardo Arevalo	1,616
See “Accelerated Vesting and Payout” and “Potential Payments on Termination or Change in Control” below for a discussion of potential early vesting of such RSU awards.
Our NEOs’ 2019 PSU Awards. The CLDC set the performance goals for our NEOs’ 2019 PSU awards in early 2019, with 50% of the goals based on the Company’s revenue growth (the “Revenue Growth Goals”) and the remaining 50% based on ROIC (the “ROIC Goals”). Our NEOs’ 2019 PSUs are measured against such goals for a three-year cliff-vesting performance period starting on January 1, 2019, and ending on December 31, 2021. The number of PSU shares that would vest in favor of a NEO under his or her 2019 PSU awards is between 0% and 200% of his or her target award opportunity, depending on the extent to which the performance goals will have been achieved at the end of 2021. The number of the target shares of our common stock and the maximum amount of shares of common stock that could potentially vest under the 2019 PSU awards granted to each of our NEOs is as follows:
	Target PSU Shares Under 2019 PSU Awards	Maximum PSU Shares Under 2019 PSU Awards(1)
Karen Colonias	29,834	59,668
Brian J. Magstadt	7,812	15,624
Roger Dankel	6,464	12,928
Kevin Swartzendruber	3,054	6,108
Ricardo Arevalo	6,464	12,928
(1)	No fractional shares will be issued pursuant to any PSU award and, therefore, any fractional shares may be forfeited or otherwise eliminated as determined by the CLDC.
Our Participating NEOs’ 2017-2019 PSU Awards.The CLDC set the performance goals for 2017 PSU awards for all NEOs except Mr. Swartzendruber in early 2017. These PSUs were fully “at-risk” and were to vest only on achievement of compounded annual revenue growth and average ROIC performance metrics in a 2017-2019 measurement period. See “Outstanding Equity Awards at 2019 Fiscal Year End” for the threshold, target and maximum metric levels associated with this award. Actual performance results for the 2017-2019 performance period were 9.7% compounded annual revenue growth (earning approximately 97% of the target PSUs for this metric) and 13.3% average ROIC (earning 120% of the target PSUs for this metric), resulting in a total payout of approximately 108.5% for the 2017 PSU awards to the participating NEOs.
Payouts for the 2017 PSU awards for the participating NEOs was as follows:
2017 PSU Shares Payouts(1)
Karen Colonias	38,940
Brian J. Magstadt	22,557
Roger Dankel	15,783
Kevin Swartzendruber	N/A
Ricardo Arevalo	15,783
(1)	No fractional shares will be issued pursuant to any PSU award and, therefore, any fractional shares may be forfeited or otherwise eliminated as determined by the CLDC.
Potential Accelerated Vesting and Payout
Under the 2011 Incentive Plan, the vesting of restricted stock units may accelerate in two situations. First, when an employee ceases employment with us upon his or her retirement (depending on whether the employee meets certain age and service tenure conditions), death or disability, all of the employee’s unvested restricted stock units vest. Second, all outstanding restricted stock units held by an employee vest on a change in control that involves a substantial change in his or her terms of employment or involuntary termination. In addition, the CLDC may cause awards granted pursuant to the 2011 Incentive Plan, including awards to our NEOs, to vest earlier in certain other situations, at its discretion.
Our NEOs have entered into grant agreements with the Company with respect to their 2019 PSU and RSU awards, which agreements provide for early vesting in case of death or disability. The 2019 grant agreements also provide that, for the PSU or RSU awards to vest ahead of schedule, a recipient may retire at age 55 after having worked at the Company or its subsidiaries for 15 years (but for each year that the recipient delays his or her retirement after reaching age 55, he or she may work one year less and still retire). In addition, to increase the compatibility of the awards with the Internal Revenue Code Section 409A and avoid potential negative tax implications for the recipient and the Company, the grant agreements for 2019 RSU awards provide that, in case the awards vest ahead of
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schedule and are determined by the CLDC to be subject to Section 409A, they may only be paid out in the enumerated situations as allowed under Section 409A. In particular, in case a recipient is a specified employee under Section 409A, the awards cannot be paid out until the date that is six months after the employee’s separation of service, which generally is when the employee completely stops working for the Company and its subsidiaries. Similarly, the 2019 grant agreements for PSU awards provide that, irrespective of when the PSU awards vest, they may only be paid out following the last day of the applicable vesting period after the performance period has concluded and subject to achievement of the applicable performance goals. Further, the 2019 grant agreements for PSU awards require the PSU shares that could eventually become payable in favor of the recipient following the last day of the applicable vesting period after the performance period to be prorated based on the early-vesting date and the date when the applicable vesting period is scheduled to expire.
Change in Control or Asset Sale
The 2011 Incentive Plan provides that, on a change in control of the Company, if the surviving or resulting entity refuses to continue the PSU or RSU awards and does not substitute similar awards, and if the nature and terms of employment or engagement, including compensation and benefits, of a recipient will change significantly as a result of the change in control, then the awards will vest ahead of schedule. Individual grant agreements may alter this default arrangement.
Our NEOs’ 2019 grant agreements do not change the default rule under the 2011 Incentive Plan, but additionally provide that, in the case of an asset sale, the PSU or RSU awards will vest ahead of schedule in certain situations, including where a recipient is not subsequently employed or engaged by the surviving or resulting entity or the successor to the sold business or there is a significant change in the nature and terms of the subsequent employment or engagement of the recipient. For ease of administration, our NEOs’ 2019 grant agreements also use a broader definition, “sale event,” to encompass both change-in-control and asset-sale situations, and therefore override the 2011 Incentive Plan with respect to any change in control of the Company affecting the awards thereunder.
In addition, in order to provide a “double-trigger” accelerated vesting mechanism, our NEOs’ 2019 grant agreements for PSU and RSU awards require that for the PSU or RSU awards to vest ahead of schedule on a sale event, a NEO’s employment with the Company and its subsidiaries (or the acquiring, surviving or resulting entity) will first need to be terminated, either by the officer for good reason or by his or her employer without cause within two years from the sale event. In case of early vesting of the PSU awards because of a sale event, the PSU shares thereunder will be subject to the proration described in the “Potential Accelerated Vesting and Payout” section above.
See “Potential Payments on Termination or Change in Control” below for a more detailed discussion on early vesting of our NEOs’ PSU and RSU awards.
2019 Profit Sharing Trust Contributions
The Company and its U.S. subsidiaries maintain a defined contribution profit sharing trust plan for U.S.-based non-union employees, including our NEOs, while some of our non-U.S. subsidiaries maintain similar plans for their employees. An employee is eligible for participation in a given calendar year if he or she is an employee on the first and last days of that year and completes the minimum service requirement during that year. As of December 31, 2019, the minimum service requirement was at least 1,000 hours of service. We currently make contributions to employees’ profit sharing trust accounts in amounts equal to 7% of the employees’ qualifying salaries or wages (regular plus overtime pay), which amounts are subject to a 6-year vesting period. We contribute an additional 3% of their qualifying salaries or wages to their profit sharing trust accounts each quarter to comply with the safe-harbor rules that govern the plan.
The safe-harbor contribution is not forfeitable and fully vests when the contribution is made. The plan limits trust contributions to amounts deductible for federal income tax purposes under Section 404(a) of Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Under the plan, other than the 3% safe-harbor contribution, the Board has exclusive discretion to authorize the trust contributions and change them at any time. Subject to such discretion, we expect the current profit-sharing-trust contribution rate to continue.
Our CEO, CFO and Vice President of Human Resources are currently trustees of the profit sharing trust plan. All our participating employees under the plan, including our NEOs, are entitled to proportionate shares of forfeited contributions from employees who terminate their employment with us before such contributions fully vest. The plan also includes a 401(k)
44 |	2020 Proxy Statement

feature that allows our employees, including our NEOs, to contribute their pre-tax and/or Roth IRA earnings in addition to the amounts that we contribute to their accounts. We generally view our contributions to employees’ profit sharing trust accounts as serving a similar objective as salaries. The table below sets forth, for each of our NEOs, the contribution that was made to his or her respective profit sharing trust account for 2019, as compared to his or her 2018 profit sharing trust contribution:
	Profit Sharing Trust Contribution for 2018	Profit Sharing Trust Contribution for 2019(1)
Karen Colonias, President and Chief Executive Officer	$ 27,500	$ 28,000
Brian J. Magstadt, Chief Financial Officer and Treasurer	$27,500	$28,000
Roger Dankel, President of North American Sales, Simpson Strong-Tie Company, Inc.	$27,500	$28,000
Kevin Swartzendruber, Senior Vice President, Finance	$27,500	$28,000
Ricardo Arevalo, Former Chief Operating Officer, Simpson Strong-Tie Company Inc.	$27,500	$28,000
(1)
If we employed the NEO on December 31, 2019, or if he or she retires during 2020 after reaching the age of 60, we will contribute to his or her profit sharing trust account 10% of his or her salary (including the 3% safe-harbor contribution), with a contribution limit of $28,000 for 2019, plus a pro-rata share of forfeited contributions from employees who terminate their employment before such contributions fully vest. The amounts in this column reflect that no such forfeitures occurred. Of such contributions, 30% were paid quarterly in the month following each calendar quarter of 2019 and the remaining 70% is being paid in 2020.

Contributions made to each of our NEOs’ profit sharing trust accounts with respect to each of the three years ended December 31, 2019, 2018 and
2017, respectively, if applicable, are set forth in the “2019 Summary Compensation Table” below as part of the “All Other Compensation.”
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Comparative Market Information in the Executive Compensation-Setting Process
Designation of Peer Companies for Setting Executive Compensation
The Company maintains a benchmarking peer group that includes certain companies in the building products or construction material industries that we consider our peer companies for setting compensation for NEOs. The peer group is evaluated on an annual basis to assess its continued appropriateness based on a number of factors including: industry, revenues, and shareholder feedback. These companies designated as peers individually had revenues between $0.4 million and
$2.1 billion in 2018, which values are approximately 0.4 to 2.1 times the Company’s 2018 revenue.
The following 16 companies in the building products or construction material industries were considered our peer companies in the process of setting compensation for our NEOs for 2019. These 16 companies and the Company, ranked based on their 2018 revenues, are set forth below:
	2018 Revenues	2018 Assets
	(in thousands)
Insteel Industries, Inc.	$ 389,000	$ 283,000
AAON, Inc.	405,000	297,000
Continental Building Products, Inc.	489,000	642,000
PGT Innovations, Inc.	511,000	453,000
Trex Company, Inc.	565,000	326,000
Quanex Building Products Corp.	867,000	774,000
Armstrong World Industries	894,000	1,874,000
Simpson Manufacturing Co., Inc.	977,000	1,038,000
Gibraltar Industries, Inc.	987,000	991,000
American Woodmark Corp.	1,250,000	1,645,000
Apogee Enterprises, Inc.	1,326,000	1,022,000
Advanced Drainage Systems, Inc.	1,330,000	1,043,000
U.S. Concrete, Inc.	1,336,000	1,276,000
Eagle Materials, Inc.	1,387,000	2,368,000
Patrick Industries, Inc.	1,636,000	867,000
Summit Materials, Inc.	1,933,000	3,787,000
Masonite International Corp.	2,033,000	1,680,000
Our compensation consultant gathered data on the salary, bonus, total cash compensation, long-term incentives and total direct compensation paid in
2018 by these peer companies to support the CLDC’s compensation decisions.
Other Compensation Considerations and Practices
The Board believes that it is in the best interests of the Company and its stockholders to create and maintain a company culture that emphasizes integrity and accountability and a compensation philosophy that focuses on pay-for-performance.
The Board has determined that an annual advisory vote by our stockholders on the compensation of our NEOs allows stockholders to provide timely, direct input on our compensation philosophy, policies and practices. The Board continues to believe that such an annual vote is consistent with our continuing efforts to engage in an open dialogue with our stockholders on the compensation of our NEOs and related governance matters and therefore is in the best interests of our stockholders. In addition, all of our NEOs are subject to and currently in compliance with our compensation and governance guidelines and policies described in detail below.
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Stock Ownership Guidelines for NEOs
The Board seeks a strong alignment of the interests of our management and stockholders and maintains robust stock ownership guidelines for our NEOs. The guideline counts only common stock owned by our NEOs and does not include stock options or unvested RSUs and PSUs. Each continuing NEO has until 2020, or five years from becoming a NEO, to comply with his or her guideline. The guideline for stock ownership for each of our continuing NEOs is as follows:
Stock Ownership Guideline
Karen Colonias	$ 3,000,000
Brian J. Magstadt	700,000
Roger Dankel	700,000
Kevin Swartzendruber	150,000
Ricardo Arevalo	700,000
Restrictions on Hedging and Pledging Arrangements for All Employees and Directors
The Board believes that it is inappropriate and undesirable for the Company’s directors, officers or employees to engage in hedging or pledging transactions that lock in the value of holdings in the equity securities of the Company or its affiliates, including our common stock, as such transactions allow the insiders to own the Company’s equity securities without the full risks and rewards of ownership and potentially separate the insiders’ interests from the public stockholders.
The Board has therefore adopted an anti-hedging and anti-pledging policy. Directors, officers, and employees of the Company or any subsidiary of the
Company, as well as their designees, are generally prohibited from: (a) purchasing any financial instruments or engaging in any transactions that are designed to hedge or offset or have the effect of hedging or offsetting any decrease in the market value of our equity securities (such as our common stock), including, without limitation, prepaid variable forward contracts, equity swaps, collars, exchange funds and transactions with economic consequences comparable to the foregoing financial instruments; and (b) further pledging our equity securities as collateral for a loan, purchasing such securities on margin, or holding such securities in a margin account.
Executive Compensation Recovery (“Claw-back”) Policy
Reinforcing our pay-for-performance compensation philosophy, the Board has adopted a compensation recovery policy to permit the recoupment of executive compensation. If we ever are required to prepare an accounting restatement to correct one or more errors that are material to those financial statements, the Company may recover from any current or former executive officers and any other employees who have been designated by the Board or the CLDC as being subject to this policy (each of such officers or employees, a “Covered Person”), regardless of fault or responsibility, that portion of incentive-based compensation, received by a Covered Person during any Covered Period (defined below) in excess of what would have been paid to a Covered Person during the Covered Period under the accounting restatement.
A Covered Period means (1) the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities law, and (2) in case the Company has changed its fiscal year end during the three-year period, the transition period between the new fiscal year that resulted from the change and the prior fiscal year not exceeding nine months. The Board will decide the manner in which the Company seeks and enforces recovery. If, after the Company makes a reasonable attempt to recover, the Board determines that the direct costs of seeking recovery would exceed the recoverable amount, the Company may decide not to seek recovery.
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Material Risk Considerations of Compensation Policies
We face various types of risk daily, including market risk, credit risk and currency risk, as well as general business risk. Our compensation programs generally look at longer time frames, currently from one quarter to three or four years. Therefore, we do not feel that they expose us to undue risk-taking. To successfully compete in and expand our markets and to attract and retain talent, however, some risks are unavoidable, such as the risks, uncertainties and factors discussed in the Company’s Annual Report to Stockholders on Form 10-K for the period ended December 31, 2019, under the heading Item 1A - “Risk Factors” and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in some cases are desirable and appropriate.
In addition to rewarding our employees for time spent at work and for the achievement of specific performance goals, we also seek to use our compensation programs to balance risk-taking. We believe that our cash profit sharing and equity-based awards promote a measured approach to areas of risk that we face as an organization. While the overall objective of our compensation programs is to increase stockholder value, we believe they also encourage sound financial management and the safeguarding of our assets. In addition, we believe our compensation programs promote a sense of unity, fairness and cooperation among all of our employees, not just our management, and afford less opportunity and incentive for individual employees to take undue risk in an attempt to increase their own compensation at the expense of the long-term health of the Company. As a result of our review of potential compensation-related risks, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Through our cash profit sharing incentive plans, including the EOCPS Plan, our NEOs and other employees are encouraged to maximize our short-term profits, for example, by increasing revenues and reducing operating costs. Payouts under the EOCPS Plan are based 50% on quarterly operating profit and 50% on annual operating profit. Accordingly, each of our NEOs receive four quarterly payouts and one annual payout. If the operating profit or other performance goal is less than the minimum amount in one or more quarters of any year, our NEOs will receive no quarterly payments. In addition, if the annual qualified operating profit or other performance goal is less than the annual minimum amount in a particular year, our NEOs will receive no annual payment following the end of that year but may still receive one or more quarterly payments during the year. We believe that these aspects of the EOCPS Plan reduce the risk that the quarterly time horizon could potentially create opportunities for employees to maximize income in one quarter at the expense of a future quarter.
Through our equity-based compensation, including the RSUs and PSUs, our NEOs and other employees are encouraged to drive our continued growth and increase long-term value for our stockholders, for example, by growing our revenues and increasing the return on our stockholders’ invested capital. Because our NEOs’ and other employees’ equity awards generally vest over several years after grant, the value of such awards is affected by our performance over time. As a result, any attempt to maximize our short-term profits at the expense of our long-term financial health would work against our employees’ incentive to maximize their total compensation.
COMPENSATION COMMITTEE REPORT
The Compensation, Leadership and Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation, Leadership and
Development Committee has approved the Compensation Discussion and Analysis to be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report to Stockholders on Form 10-K for the period ended December 31, 2019.
Gary Cusumano, Chair James Andrasick Jennifer Chatman Robin MacGillivray
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 SUMMARY COMPENSATION TABLE
The table below provides information on all compensation earned by our Named Executive Officers (“NEOs”) - our Principal Executive Officer, our Principal Financial Officer and our three other most highly compensated executive officers serving as of December 31, 2019 - for their services provided to us and our subsidiaries in all capacities during the three years ended December 31, 2019.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total
Karen Colonias, Our President and Chief Executive Officer	2019	775,000	2,133,682	448,532	29,500(4)	3,386,714
	2018	740,000	1,457,671	730,687	29,430	2,957,788
	2017	740,000	2,146,877	513,031	27,902	3,427,810

Brian J. Magstadt, Our Chief Financial Officer and Treasurer	2019	500,000	558,810	144,688	85,750(4)	1,289,248
	2018	500,000	524,003	246,854	29,430	1,300,287
	2017	500,000	1,102,092	173,323	28,393	1,803,808

Roger Dankel, President of North American Sales of Simpson Strong-Tie Company Inc.	2019	460,000	462,289	133,112	76,360(4)	1,131,761
	2018	460,000	404,897	227,105	27,930	1,119,932
	2017	460,000	771,172	159,456	27,339	1,417,967

Kevin Swartzendruber, Senior Vice President, Finance	2019	288,900	218,443	83,600	28,613(4)	619,556
	2018	270,000	166,684	128,364	28,930	593,978

Ricardo M. Arevalo, Former Chief Operating Officer of Simpson Strong-Tie Company Inc.	2019	460,000	462,289	133,112	70,697(4)	1,126,098
	2018	460,000	404,897	227,105	29,430	1,121,432
	2017	460,000	771,172	159,456	27,339	1,417,967

(1)
Amounts in this column for 2019 reflect the grant date fair value of the restricted stock units granted to the applicable NEO under the 2011 Incentive Plan in 2019. There were two kinds of restricted stock units granted to our NEOs in 2019: time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). See “Executive Compensation Analysis - Long-Term Equity Awards” above. We determined the value of such awards by multiplying the target number of shares of our common stock that may become vested pursuant to the terms of the applicable awards by the fair value of our common stock as of the grant date in accordance with FASB Accounting Standards Codification Topic 718 “Compensation - Stock Compensation.” Our NEOs’ 2019 RSU and PSU awards were made on February 15, 2019 and fair value was calculated as $57.83 and $57.06 per share, respectively, based on the closing price of our common stock reported by the New York Stock Exchange (“NYSE”) at the close of trading on February 15, 2019, discounted for dividends that these awards did not participate in. Assuming achievement of maximum performance, the value as of the grant date of such PSUs held by Ms. Colonias and Messrs. Magstadt, Dankel, Swartzendruber and Arevalo would be $3,404,656, $891,505, $737,672, $348,552, and $737,672, respectively. For a discussion of the valuation assumptions used in determining the grant date fair value of these awards see Note 5 “Stock-Based Compensation” to the Consolidated Financial Statements included in our Annual Report to Stockholders on Form 10-K for the period ended December 31, 2019.

(2)
Amounts in this column for 2019 reflect cash incentive compensation earned by the applicable NEO pursuant to the terms of our EOCPS Plan with respect to 2019 (regardless of the year in which such amounts were actually paid). Quarterly 2019 EOCPS awards received by our NEOs were earned in one quarter and paid in the following quarter. As a result, quarterly awards with respect to the fourth quarter of 2019, which were paid in the first quarter of 2020, are reflected for 2019. Annual 2019 EOCPS awards received by our NEOs were earned in 2019 and paid in 2020, but are reflected for 2019. See “Executive Compensation Analysis - Executive Officer Cash Profit Sharing (EOCPS) Awards” above.

2020 Proxy Statement	| 49

(3)
Amounts in this column for 2019 include our contribution to the applicable NEO’s profit sharing trust account, pursuant to a defined contribution profit sharing trust plan we maintain for U.S.-based employees, including our NEOs, with respect to 2019 (regardless of the year in which such amounts were actually paid) in an amount equal to the sum of (a) 7% of the applicable NEO’s qualifying salary, which is subject to a 6-year vesting period, (b) a quarterly safe harbor contribution equal to 3% of the applicable NEO’s qualifying salary, which is not forfeitable and fully vests when made, and (c) a proportionate share of contributions from employees who terminated employment with us before such contributions fully vest; provided, however, that the profit sharing trust plan limits our contributions only to trust amounts deductible for federal income tax purposes under Section 404(a) of Internal Revenue Code and thus imposes a contribution limit of $28,000 for 2019. The contributions earned by the applicable NEO with respect to the fourth quarter of 2019, which were paid as of the first quarter of 2020, are reflected for 2019.

(4)	Each of our NEOs’ all other compensation with respect to 2019 includes:
	Profit sharing trust contribution and share of forfeitures ($)	Vacation Settlement ($)(a)	Charitable gift matching contributions ($)	HSA Contributions ($)	Total ($)
Karen Colonias	28,000		1,000	500	29,500
Brian J. Magstadt	28,000	56,250	1,000	500	85,750
Roger Dankel	28,000	48,360			76,360
Kevin Swartzendruber	28,000		113	500	28,613
Ricardo M. Arevalo	28,000	41,197	1,000	500	70,697
(a)
In 2019, the Company made a one-time payout of earned and accrued vacation pay as of December 31, 2018 to certain of its NEOs with an accrued balance as a result of its transition to a flexible time away policy for all of the Company’s exempt employees. Mr. Magstadt received $56,250, Mr. Dankel received $48,360 and Mr. Arevalo received $41,197 as a result of these payments. Ms. Colonias and Mr. Swartzendruber each did not have earned but not taken vacation as of December 31, 2018 and, accordingly, did not receive any similar payments. The Company’s U.S. exempt employees, including our NEOs, no longer accrued vacation pay beginning January 1, 2019.

50 |	2020 Proxy Statement

2019 Grants of Plan-Based Awards
The following table summarizes the cash awards opportunities granted to our NEOs during 2019 under our EOCPS Plan and the equity awards granted to our NEOs under our 2011 Incentive Plan.
		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Karen Colonias		387,500	775,000	1,550,000
	2/15/2019(2)				14,917	29,834	59,668		1,702,328
	2/15/2019(3)							7,459	431,354

Brian J. Magstadt		125,000	250,000	500,000
	2/15/2019(2)				3,906	7,812	15,624		445,753
	2/15/2019(3)							1,955	113,058

Roger Dankel		115,000	230,000	460,000
	2/15/2019(2)				3,232	6,464	12,928		368,836
	2/15/2019(3)							1,616	93,453

Kevin Swartzendruber	2/15/2019(2)	72,225	144,450	288,900	1,527	3,054	6,108		174,261
	2/15/2019(3)							764	44,182

Ricardo M. Arevalo		115,000	230,000	460,000
	2/15/2019(2)				3,232	6,464	12,928		368,836
	2/15/2019(3)							1,616	93,453
(1)
Amounts in these columns reflect the threshold, target and maximum amounts that could become payable under the EOCPS Plan for each of our NEOs with respect to 2019. Actual amounts payable to our NEOs under the EOCPS Plan were determined based on the level at which our quarterly and annual operating profit performance compared to pre-established goals for the applicable quarter or year. See “Executive Compensation Analysis - Executive Officer Cash Profit Sharing (EOCPS) Awards” above.

(2)
Amounts reflect the threshold, target and maximum number of performance-based restricted stock units (“PSUs”) regarding our shares of common stock that could be earned pursuant to each of our NEOs’ 2019 PSU awards. Our NEOs’ PSU awards are subject to two types of performance goals: one set of goals based on our revenue growth, and another set of goals based on the return on our stockholders’ invested capital. The threshold amounts are calculated, assuming that the threshold levels of both types of performance goals would be achieved. The actual amounts of PSUs that could be earned pursuant to our NEOs’ 2019 PSU awards, therefore, could be less than the threshold amounts if only one of the threshold levels is achieved. In addition, no fractional shares will be issued pursuant to any PSU award.
See “Compensation Discussion and Analysis - Long-Term Equity Awards - Our NEOs’ 2019 PSU Awards” above.

(3)
Amounts reflect the actual number of time-based restricted stock units (“RSUs”) of our shares of common stock granted as being subject to continued vesting. See “Executive Compensation Analysis - Long-Term Equity Awards - Our NEOs’ 2019 RSU Awards” above.

(4)
The amounts in this column reflect the grant date fair value of the equity awards granted to our NEOs in 2019 computed in accordance with FASB Accounting Standards Codification Topic 718. The grant date fair value of the PSUs and RSUs was calculated as $57.06 and $57.83 per share, respectively, based on the closing price of our common stock reported by the NYSE at the close of trading on February 15, 2019, discounted for dividends that these awards did not participate in.

Grants made in 2019 are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement. More information concerning the amount of base salary and incentive compensation in proportion to total compensation for the NEOs is provided under the section entitled “2019 NEO Compensation Mixes” of this Proxy Statement.
2020 Proxy Statement	| 51

 Outstanding Equity Awards at 2019 Fiscal Year End
As of December 31, 2019, our NEOs held the following restricted stock units awarded under the 2011 Incentive Plan:
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Karen Colonias	2/4/2017	6,225(2)	499,432	38,920(6)	3,122,552
	2/15/2018	4,256(3)	341,459	21,274(5)	1,706,813
	2/15/2019	7,459(3)	598,436	29,834(5)	2,393,582

Brian J. Magstadt	2/4/2017	2,594(2)	208,117	22,540(6)	1,808,384
	2/15/2018	1,530(3)	122,752	7,648(5)	613,599
	2/15/2019	1,955(3)	156,850	7,812(5)	626,757

Roger Dankel	2/4/2017	1,815(2)	145,617	15,770(6)	1,265,227
	2/15/2018	1,184(3)	94,992	5,908(5)	473,999
	2/15/2019	1,616(3)	129,652	6,464(5)	518,607

Kevin Swartzendruber	2/15/2018	488(3)	39,152	2,432(5)	195,119
	2/15/2019	764(3)	61,296	3,054(5)	245,022

Ricardo M. Arevalo	2/4/2017	1,815(2)	145,617	15,770(6)	1,265,227
	2/15/2018	1,184(3)	94,992	5,908(5)	473,999
	2/15/2019	1,616(3)	129,652	6,464(5)	518,607
(1)
Vesting of restricted stock units may be accelerated under certain circumstances. See “Executive Compensation Analysis - Long-Term Equity Awards” above and “Potential Payments on Termination or Change in Control” below.

(2)	Represent RSUs, 25% of which vested on the award date and 25% of which are scheduled to vest (or vested) on each of the first, second and third anniversary of the award date.
(3)	Represents RSUs, 20% of which vested on the first anniversary of the award date, and 40% of which are scheduled to vest (or vested) on each of the second and third anniversary of the award date.
(4)	Calculated based on the $80.23 closing price of our common stock reported by the NYSE at the close of trading on December 31, 2019.
(5)
Represents the target number of PSUs that could vest subject to meeting the applicable performance goals. The number of PSUs that will actually vest will be determined following the performance period.

(6)	Represents actual number of PSUs vested based on actual performance for the three-year measurement period ending December 31, 2019.
As of December 31, 2019, our NEOs did not hold outstanding options with respect to our common stock.
52 |	2020 Proxy Statement

2019 Option Exercises and Stock Vested
The following table provides information on the number of shares of our common stock that vested during 2019 under restricted stock units granted to each of our NEOs pursuant to the 2011 Incentive Plan:
	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Karen Colonias	52,269	3,195,811
Brian J. Magstadt	21,705	1,327,158
Roger Dankel	14,499	886,490
Kevin Swartzendruber	121	7,241
Ricardo M. Arevalo	14,499	886,490
(1)	Calculated by multiplying the number of shares that vested by the market value of such shares on the vesting date.
No 2019 Pension Benefits
We do not currently have any defined benefit deferred compensation programs, or supplemental executive retirement plans, in which our NEOs participate.
No 2019 Non-Qualified Deferred Compensation Plans
We do not currently maintain a non-qualified deferred compensation plan in which our NEOs participate.
Potential Payments Upon Termination or Change in Control
Our continuing NEOs are at-will employees, and we do not have a written employment agreement with any of them. We or our continuing NEOs can terminate the employment relationship at any time, for any reason, with or without cause.
We generally do not offer any severance payments or pay benefits after termination of employment. As discussed above under “Executive Compensation Analysis - Long-Term Equity Awards,” the vesting of an NEO’s outstanding restricted stock units, or a portion thereof, may accelerate on, following or in connection with (1) retirement after reaching certain age and service tenure conditions, (2) death, (3) disability or (4) certain situations linked to a change in our control or a sale of our asset. On, following or in connection with the applicable NEO’s death, disability or retirement after reaching certain age and/or service tenure conditions, or a change in control or asset sale related situation, in each case assumed to have occurred on December 31, 2019, the potential payments that would be provided to each of our NEOs would be as follows:
	Estimated Payments and Benefits of Accelerated Restricted Stock Units in Connection With
	Retirement(1)(2) ($)	Death(1) ($)	Disability(1) ($)	Change in Control(1)(3) ($)
Karen Colonias	6,249,408	6,249,408	6,249,408	6,249,408
Brian J. Magstadt	—	2,284,032	2,284,032	2,284,032
Roger Dankel	2,024,767	2,024,767	2,024,767	2,024,767
Kevin Swartzendruber	—	211,352	211,352	211,352
Ricardo M. Arevalo	2,024,767	2,024,767	2,024,767	2,024,767
(1)
Calculated based on the $80.23 closing price of our common stock reported by the NYSE at the close of trading on December 31, 2019. No material conditions or obligations are currently expected to apply to the receipt of payments on any accelerated vesting of equity awards granted to our NEOs.

(2)	As of December 31, 2019, Ms. Colonias, Mr. Dankel and Mr. Arevalo were the only NEOs eligible for retirement with respect to certain of their equity awards.
(3)	Includes potential payments in connection with a sale of our assets.
2020 Proxy Statement	| 53

To increase the compatibility of the PSU and RSU awards with the Internal Revenue Code Section 409A and avoid potential negative tax implications for the recipient and the Company, our NEOs’ 2018 grant agreements provide that, in case the applicable NEO’s RSU awards vest ahead of schedule and are determined by the CLDC to be subject to Section 409A, they may only be paid out in the enumerated situations as allowed under Section 409A. In particular, in case the applicable NEO is a specified employee under Section 409A, his or her RSU awards cannot be paid out until the date that is six months after the employee’s separation of service, which generally is when the employee completely stops working for the Company and its subsidiaries. Similarly, irrespective of when the PSU awards vest, they may only be paid out following the last day of the applicable vesting period after the performance-measurement period has concluded. In addition, while still providing for early vesting in case of death or disability, our NEOs’ 2019 grant agreements provide that, for the PSU or RSU awards to vest ahead of schedule, a NEO may retire at age 55, but only after having worked at the Company or its subsidiaries for 15 years. For each year, however, that the recipient delays his or her retirement after reaching age 55, he or she may work one year less and still retire with accelerated vesting.
The 2011 Incentive Plan defines “change in control” as any of the following transactions: (1) the consummation of a consolidation or merger of the Company in which the Company is not the surviving corporation; (2) the consummation of a reverse merger in which the Company is the surviving corporation but the shares of our common stock outstanding immediately preceding such reverse merger are converted by virtue of such reverse merger into other property, whether securities, cash or otherwise; or (3) the approval by our stockholders of a plan or proposal for the dissolution and liquidation of the Company; provided that a “change in control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the record holders of our common stock immediately before such transaction or transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately thereafter. Our NEOs’ 2019 grant agreements use a broader definition, “sale event,” to encompass both change in control and asset sale situations, and therefore override the 2011 Incentive Plan with respect to any change in control of the Company affecting the awards thereunder.
To provide a double-trigger mechanism as recommended by our stockholders, under our NEOs’ 2019 grant agreements, for any PSU or RSU award to vest ahead of schedule upon a sale event, the applicable NEO’s employment or engagement with the Company and its subsidiaries (or the acquiring, surviving or resulting entity) will first need to be terminated, either by the officer for good reason or by his or her employer without cause within two years from the sale event. Our NEOs’ 2019 grant agreements use standard definitions for what constitutes good reason or cause that can typically be found in employment agreements. Under our NEOs’ 2019 grant agreements, before a NEO may quit for good reason, he or she will first need to provide written notice within 90 days of the underlying incident and inform his or her employer about the reason. In addition, the NEO has up to 30 days to cure following such notice. Similarly, for the Company, a subsidiary thereof, or the acquiring, surviving or resulting entity to terminate a NEO with cause, which results in forfeiture of the NEO’s PSU or RSU awards, the employer will need to provide notice and the NEO has up to 15 days to cure. In case of early vesting of our NEOs’ 2019 PSU awards, shares thereunder that could eventually vest in favor of the officer will be prorated based on the early-vesting date and the date when the applicable vesting period is scheduled to expire.
The 2011 Incentive Plan provides that on a change in control, if the surviving or resulting entity refuses to continue our NEOs’ PSU or RSU awards and does not substitute similar awards, and if the nature and terms of employment or engagement, including compensation and benefits, of the applicable NEO will change significantly as a result of the change in control, then the awards will vest ahead of schedule. The 2011 Incentive Plan, however, allows individual grant agreements to alter this default arrangement. Our NEOs’ 2019 grant agreements do not change the default rule under the 2011 Incentive Plan but additionally provide that, in the case of an asset sale, the PSU or RSU awards will vest ahead of schedule in certain situations, including where a recipient is not subsequently employed or engaged by the surviving or resulting entity or the successor to the business or there is a significant change in the nature and terms of the subsequent employment or engagement of the recipient.
54 |	2020 Proxy Statement

CEO Pay Ratio

We believe our executive compensation to be reasonable and unbiased to motivate our employees to create stockholder value. We are committed to internal pay equity, and the CLDC monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The CLDC reviewed a comparison of CEO pay to the pay of all our employees in 2019.
64:1 CEO Pay Ratio
Our CEO to median employee pay ratio disclosed in this Proxy Statement is calculated pursuant to Item 402(u) of Regulation S-K. In 2017, we identified the median employee by examining the 2017 total compensation (as defined under Item 402(u)), based on our payroll records, for all individuals (excluding our CEO) who were employed by us, including our consolidated subsidiaries, on December 31, 2017. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We also used widely recognized tests that the Company would otherwise use to determine whether its workers are employees (including the relevant employment or tax law standards and recognized tests under the laws of foreign countries normally used to determine whether local workers in such countries are employees). We did not make any assumptions, adjustments, or estimates with respect to the calculation of total compensation, except we annualized the base salary pay for any full-time employees that were not employed by us for the entire 2017 payroll year. We used the average foreign exchange rate for all of 2017 when calculating total compensation for non-U.S. based employees. We calculated annual total compensation for such employee using the same methodology that we use for our named executive officers as set forth in the Summary Compensation Table above. In accordance with Item 402(u) of Regulation S-K, in calculating our CEO pay ratio for 2019, we have used the same median employee that was used to calculate the CEO pay ratio for 2018 and 2017 because we do not believe there has been a change in our employee population or employee compensation arrangements that would significantly impact our pay ratio disclosure.
In calculating our CEO pay ratio for 2019, we determined that our CEO’s 2019 annual total compensation was $3,386,714, and our median employee’s 2019 annual total compensation was $52,685. In each case, annual total compensation was calculated by totaling all applicable elements of compensation for 2019 in accordance with Item 402(c)(2)(x) of Regulation S-K. As a result, for 2019, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries was approximately 64 to 1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above.
2020 Proxy Statement	| 55

AUDITOR AND AUDIT AND FINANCE COMMITTEE MATTERS
ITEM 3
Ratification of Appointment of Independent Registered Public Accounting Firm for Year Ending December 31, 2020
The Audit and Finance Committee of our Board is directly responsible for the appointment, compensation (including approval of audit and non-audit fees) and evaluation of the independent registered public accounting firm that audits our financial statements and internal control over financial reporting. Our Board has ratified the decision of the Audit and Finance Committee to appoint Grant Thornton LLP (“Grant Thornton”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2020. Although we are not required to seek stockholder approval of this appointment, it has been our practice to do so. No determination has been made as to what action the Audit and Finance Committee or the Board would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit and Finance Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit and Finance Committee concludes such a change would be in the best interests of Simpson. Representatives of Grant Thornton will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
 AUDIT AND FINANCE COMMITTEE EVALUATION
The Audit and Finance Committee annually evaluates the performance of Simpson’s independent registered public accounting firm, and determines whether to reappoint the current accounting firm or consider other firms.
Based on its evaluation, the Audit and Finance Committee believed the reappointment of Grant Thornton for fiscal year 2020 was in the best interests of Simpson and our stockholders. In determining whether to reappoint Grant Thornton for fiscal year 2020, the Audit and Finance Committee considered a number of factors, including the quality of Grant Thornton’s audit and non-audit work, based on its oversight of the firm’s work product, Grant
Thornton’s reports on its quality controls and its performance during 2019, external data on Grant Thornton’s audit quality and performance, the appropriateness of Grant Thornton’s fees, and Grant Thornton’s written disclosures and independence letter required by the Public Company Accounting Oversight Board, or PCAOB. The Audit and Finance Committee determined the continued engagement of Grant Thornton is in the best interests of Simpson and our stockholders. The Board concurred, and ratified the Audit and Finance Committee’s appointment of Grant Thornton to serve as our independent public accounting firm for the year ending December 31, 2020.
Our Board of Directors recommends that stockholders vote “FOR” the ratification of appointment of Grant Thornton LLP.
56 |	2020 Proxy Statement

 REPORT OF THE AUDIT AND FINANCE COMMITTEE
In accordance with the Audit and Finance Committee Charter, the Audit and Finance Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit and Finance Committee is “independent” as required by the applicable listing standards of the NYSE and the rules of the SEC. During the fiscal year ended December 31, 2019, the Audit and Finance Committee met 6 times, and the Audit and Finance Committee reviewed and discussed the financial information contained in the Company’s Annual Report on Form 10-K, interim financial information contained in the Company’s Quarterly Reports on Form 10-Q, and discussed press releases announcing earnings with the Company’s Chief Financial Officer and the independent registered public accounting firm prior to public release.
The Audit and Finance Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.
In connection with the responsibilities set forth in its charter, the Audit and Finance Committee has:
•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management and Grant Thornton, the Company’s independent registered public accounting firm;
•
discussed with Grant Thornton the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit and Finances, which superseded the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit and Finance Committee concerning independence, and has discussed with Grant Thornton its independence.

The Audit and Finance Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit and Finance Committee has oversight.
Based on the Audit and Finance Committee’s review and discussions described above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.
Philip Donaldson, Chair James Andrasick Michael Bless Celeste Volz Ford
2020 Proxy Statement	| 57

For the years ended December 31, 2019 and 2018, the fees accrued or paid to our current principal independent registered public accounting firm, Grant Thornton were as follows:
	2019 ($)(1)	2018 ($)(1)
Audit Fees(2)	2,500,000	2,610,000
Audit-Related Fees
Tax Fees(3)	24,000	20,000
All Other Fees
Total	2,524,000	2,630,000
(1)	Represents approved fees for Grant Thornton as our current principal independent registered public accounting firm attributable to January 1 through December 31 of the respective year.
(2)
Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K and the review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years. Audit fees for 2019 and 2018 include approximately $0.1 million and $0.5 million, respectively, for incremental audit work associated with the implementation of our ERP platform from SAP America, Inc.

(3)
Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning. We incurred tax fees primarily for tax compliance in Australia, New Zealand, Hong Kong and Denmark.

The Audit and Finance Committee must pre-approve fees to be paid to our principal independent registered public accounting firm before it begins work. The Audit and Finance Committee pre-approved all fees and services for Grant Thornton’s work in 2019 and 2018. The Audit and Finance Committee has determined that the fees for services rendered were compatible with maintaining the independence of Grant Thornton. For additional information concerning the Audit and Finance Committee and its activities with our principal independent registered public accounting firm, see “Report of the Audit and Finance Committee” above.
58 |	2020 Proxy Statement

STOCK OWNERSHIP INFORMATION
 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the number of shares of our common stock beneficially owned as of January 31, 2020 by each director, each NEO and all of our directors and executive officers as a group, including shares that those persons have the right to acquire beneficial ownership within 60 days of January 31, 2020.
Name	Total Shares Beneficially Owned(1)(2)
James S. Andrasick	10,936
Michael A. Bless	4,565
Jennifer A. Chatman	13,945
Karen Colonias	88,352
Gary M. Cusumano	18,945
Philip E. Donaldson	3,097
Celeste Volz Ford	11,191
Robin G. MacGillivray	12,470
Ricardo Arevalo	39,039
Roger Dankel	36,536
Brian J. Magstadt	64,091
Kevin Swartzendruber	396
All directors and executive officers as a group (13 persons)	303,563
(1)	This column includes shares of common stock that the director or executive officer has the right to acquire within 60 days on the vesting of restricted stock units or the exercise of stock options.
(2)
Shares beneficially owned by each individual in all cases constituted less than one percent of the outstanding shares of common stock on January 31, 2020, as determined in accordance with Rule 13d-3(d)(1) under the Exchange Act. Shares beneficially owned by all directors and executive officers as a group constituted approximately 0.7% of the outstanding shares of common stock on January 31, 2020.

2020 Proxy Statement	| 59

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock as of the dates set forth in the footnotes to the table, which is our only class of voting stock outstanding:
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,315,305(2)	14.2%
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,182,367(3)	9.6%
Common Stock	Kayne Anderson Rudnick Investment Management LLC 1800 Avenues of the Stars, 2nd Floor Los Angeles, CA 90067	2,605,538(4)	5.9%
(1)	The ownership percentages set forth in this column are based on the assumption that each beneficial owner continued to own the number of shares reflected in the table on February 25, 2020.
(2)
Based solely on Amendment No. 10 to a report on Schedule 13G filed with the SEC on February 4, 2020 by BlackRock, Inc. (“BlackRock”), BlackRock had sole voting power over 6,238,006 shares of Simpson Common Stock, shared voting power over no shares of Simpson Common Stock, sole dispositive power over 6,315,305 shares of Simpson Common Stock and shared dispositive power over no shares of Simpson Common Stock.

(3)
Based solely on Amendment No. 6 to a report on Schedule 13G filed with the SEC on February 12, 2020 by The Vanguard Group (“Vanguard”), Vanguard had sole voting power over 93,283 shares of Simpson Common Stock, shared voting power over 6,473 shares of Simpson Common Stock, sole dispositive power over 4,182,367 shares of Simpson Common Stock and shared dispositive power over 94,163 shares of Simpson Common Stock.

(4)
Based solely on a report on Schedule 13G filed with the SEC on February 14, 2019 by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”), Kayne Anderson had sole voting power over 1,888,759 shares of Simpson Common Stock, shared voting power over 716,779 shares of Simpson Common Stock, sole dispositive power over 1,888,759 shares of Simpson Common Stock and shared dispositive power over 716,779 shares of Simpson Common Stock.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the NYSE. Directors, executive officers and beneficial owners of 10% or more of our common stock are required by SEC regulations to furnish us with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that our directors, executive officers and beneficial owners of 10% or more of our common stock complied with all Section 16(a) filing requirements during the year ended December 31, 2019.
60 |	2020 Proxy Statement

OTHER INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF                 STOCKHOLDERS AND VOTING
What is the purpose of these proxy materials?
As more fully described in the Notice, the Board of Simpson has made these materials available to you in connection with the Annual Meeting, which will take place on April 23, 2020 at 2:00 p.m., Pacific Time at our offices located at 5956 W. Las Positas Blvd., Pleasanton, California 94588. We will mail the Notice to our stockholders beginning on March 13, 2020, and our proxy materials will be posted on the website referenced in the Notice on that same date.
Simpson, on behalf of its Board, is soliciting your proxy to vote your shares at the Annual Meeting. We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. In this Proxy Statement you will find information on these matters, which is provided to assist you in voting your shares.
Who will pay for the cost of this proxy solicitation?
We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. In addition, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, we have requested that your broker or nominee forward this Proxy Statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses.
Who is entitled to vote at the Annual Meeting?
Our Board selected February 25, 2020 (the “Record Date”) as the record date for determining stockholders entitled to vote at the Annual Meeting. This means that if you owned shares of our common stock on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting.
There were 44,365,526 shares of our common stock outstanding on the Record Date. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.
Who may attend the Annual Meeting?
Attendance at the meeting is limited to stockholders and beneficial owners as of the Record Date or duly appointed proxies. No guests will be admitted, except for guests invited by Simpson. Registration will begin at 1:45 p.m., Pacific Time, and the meeting will begin promptly at 2:00 p.m., Pacific Time. If your shares are held in “street name” through a broker, bank, trustee or other nominee, you are a beneficial owner, and beneficial owners will need to show proof of beneficial ownership, such as a copy of a brokerage account statement, reflecting stock ownership as of the
Record Date in order to be admitted to the meeting. If you are a proxy holder for a stockholder, you will need to bring a validly executed proxy naming you as the proxy holder, together with proof of record ownership of the stockholder naming you as proxy holder. Please note that you may be asked to present valid photo identification, such as a valid driver’s license or passport, when you check in for registration. No cameras, recording equipment or other electronic devices will be allowed to be brought into the meeting room by stockholders or beneficial owners.
What is the difference between holding shares as a stockholder of record and as a beneficial owner through a brokerage account or other arrangement with a holder of record?
If your shares are registered in your name with Simpson’s transfer agent and registrar, Computershare Trust Company N.A., you are the
“stockholder of record” of those shares. The Notice and the proxy materials have been provided or made available directly to you by Simpson.
2020 Proxy Statement	| 61

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” but not the holder of record of those shares, and the Notice and the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.
How do I cast my vote?
Most stockholders can vote by proxy in three ways:
•	by Internet at www.proxyvote.com;
•	by telephone; or
•	by mail.
If you are a stockholder of record, you can vote your shares in person at the Annual Meeting or vote now by giving us your proxy via Internet, telephone or mail. You may give us your proxy by following the instructions included in the Notice or, if you received a printed version of these proxy materials, in the enclosed proxy card. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials by following the instructions in the Notice. If you vote using either the telephone or the Internet, you will save us mailing expenses.
By giving us your proxy, you will be directing us how to vote your shares at the meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time, if you then desire to do so.
If you are the beneficial owner of shares, but not the holder of record, you should refer to the instructions provided by your broker or nominee for further information. The broker or nominee that holds your shares has the authority to vote them, absent your approval, only as to matters for which they have discretionary authority under the applicable NYSE rules. Neither the election of directors nor the advisory vote to approve named executive officer compensation are considered routine matters. That means that brokers may not vote your shares with respect to those matters if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker.
If you received a printed version of these proxy materials, you should have received a voting instruction form from your broker or nominee that holds your shares. For shares of which you are the beneficial owner but not the holder of record, follow the instructions contained in the Notice or voting instruction form to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.
Why did I receive more than one Notice or Proxy Statement and Proxy Card or voting instruction form?
You may receive more than one Notice, Proxy Statement, Proxy Card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to each of your accounts in order to vote all your shares.
What is “householding”?
SEC rules regarding the delivery of the Notice of Internet Availability of Proxy Materials, proxy statements and annual reports permit us, in specified circumstances, to deliver a single set of these materials to any address at which two or more stockholders reside. This method of delivery, often referred to as “householding,” will reduce the amount of duplicative information that stockholders receive and lower printing and mailing costs for us. Each stockholder will continue to receive a separate proxy card.
We have delivered only one Notice of Internet Availability of Proxy Materials to eligible stockholders who are the beneficial owner of shares who share an
62 |	2020 Proxy Statement

address, unless contrary instructions were received from any such stockholder prior to the mailing date. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of such document was delivered. Any stockholder who would like to receive a separate copy of the Notice of Internet Availability of Proxy Materials should submit this request to Simpson’s Corporate Secretary: (1) at the following address: Simpson Manufacturing Co., Inc.,
5956 W. Las Positas Boulevard, Pleasanton, California 94588, Attn: Corporate Secretary; or (2) by calling (925) 560-9000. Beneficial owners sharing an address who receive multiple copies of the Notice of Internet Availability of Proxy Materials and who would like to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such document be mailed to all stockholders at the shared address in the future.
What can I do if I change my mind after I vote?
If you are a stockholder of record, you may change your vote by written notice to our Corporate Secretary, by granting a new proxy before the Annual Meeting or by voting in person at the Annual Meeting. Unless you attend the meeting and vote your shares in person, you should change your vote before the meeting using the same method (by Internet, telephone or mail) that you first used to vote your shares. That way, the inspector of election for the meeting will be able to verify your latest vote.
If you are the beneficial owner, but not the holder of record, of shares, you should follow the instructions in the information provided by your broker or nominee to change your vote before the meeting. If you want to change your vote as to shares of which you are the beneficial owner by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.
What is a broker non-vote?
If you are a beneficial owner whose shares are held of record by a broker or other holder of record, you must instruct the broker or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker or other holder of record can include your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE.
For this Annual Meeting, if you are a beneficial owner whose shares are held by a broker or other holder of record, your broker or other holder of record has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of Grant Thornton, even if it has not received voting instructions from you. However, such holder does not have discretionary authority to vote on the election of directors, or the advisory vote to approve named executive officer compensation without instructions from you, in which case a broker non-vote will result and your shares will not be voted on those matters.
What is the quorum for the Annual Meeting?
The Annual Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Broker non-votes will be treated as present for the purpose of determining a quorum.
Which items will be voted on at the Annual Meeting?
At the Annual Meeting, we are asking you to vote on the following:
•	the election of James S. Andrasick, Michael A. Bless, Jennifer A. Chatman, Karen Colonias, Gary M. Cusumano, Philip E. Donaldson, Celeste Volz
Ford and Robin G. MacGillivray to our Board of Directors, each for a term extending until our 2021 Annual Meeting of Stockholders;
•	the advisory vote to approve named executive officer compensation; and
2020 Proxy Statement	| 63

•	the ratification of our Audit and Finance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020.
We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.
What are the Board’s voting recommendations?
For the reasons set forth in more detail previously in this Proxy Statement, our Board recommends a vote:
•	FOR the election of each director nominee;
•	FOR the advisory vote to approve named executive officer compensation; and
•	FOR the ratification of our Audit and Finance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020.
Is my proxy revocable?
A stockholder of record who has properly executed and delivered a proxy may revoke such proxy at any time before the Annual Meeting in any of the four following ways:
○	timely complete and return a new proxy card bearing a later date;
○	vote on a later date by using the Internet or telephone;
○	deliver a written notice to our Corporate Secretary prior to the Annual Meeting by any means, including facsimile, stating that your proxy is revoked; or
○	attend the meeting and vote in person.
If your shares are held of record by a bank, broker, trustee or other nominee and you desire to vote at the meeting, you may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures.
What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?
Each proposal requires the affirmative vote of a majority of our outstanding shares present in person or represented by proxy at the meeting and entitled to vote and actually voting on the matter. Because votes withheld in the election of any director, abstentions and broker non-votes are not actual votes with respect to a proposal, they will have no effect on the outcome of the vote on any proposal.
Our Corporate Governance Guidelines provide that, in an uncontested election of directors, the Board expects any incumbent director nominee who does not receive “FOR” votes by a majority of shares present in person or by proxy and entitled to vote and either voting “FOR” or registering a decision to withhold a vote with respect to the election of such director to promptly tender his or her resignation to the Nominating and Governance Committee, subject to acceptance by our Board. Any shares subject to broker non-votes shall not be considered in making any determination pursuant to the immediately preceding sentence. The Nominating and Governance Committee will then make a recommendation to the Board with respect to the director nominee’s resignation and the Board will promptly consider the recommendation and take appropriate action.
What happens if I do not specify a choice for a proposal when returning a proxy or do not cast my vote?
You should specify your choice for each proposal on your proxy card or voting instruction form. Shares represented by proxies will be voted in accordance with the instructions given by the stockholders.
If you are a stockholder of record and your proxy card is signed and returned without voting instructions, it will be voted according to the recommendations of our
Board. If you do not return your proxy card or cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
If you are the beneficial owner, but not the holder of record, of shares and fail to provide voting instructions, your broker or other holder of record is permitted to vote your shares on the ratification of Grant Thornton
64 |	2020 Proxy Statement

as our independent registered public accounting firm. However, absent instructions from you, your broker or other holder of record may not vote on the election of directors or the advisory vote to approve named executive officer compensation, and no votes will be cast on your behalf for those matters.
Is my vote confidential?
All voted proxies and ballots will be handled in a manner intended to protect your voting privacy as a stockholder. Your vote will not be disclosed except:
•	to meet any legal requirements;
•	in limited circumstances such as a proxy contest in opposition to our Board;
•	to permit independent inspectors of election to tabulate and certify your vote; or
•	to respond to your written comments on your proxy card.
 STOCKHOLDERS’ PROPOSALS
Submission of Future Stockholder Proposals and Nominations for Director
Stockholder Proposals for 2020
Proxy Statement. SEC rules permit stockholders to submit proposals for inclusion in the Company’s proxy statement if the stockholder and proposal meet the requirements specified in Rule 14a-8 of the Exchange Act.
•
Where to send Stockholder Proposals. Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) must comply with the requirements of Rule 14a-8 of the Exchange Act and be submitted in writing by notice delivered to the Corporate Secretary, located at Simpson Manufacturing Co., Inc., 5956 W. Las Positas Blvd., Pleasanton, California 94588.

•
Deadline for Stockholder Proposals. Stockholder proposals submitted pursuant to Rule 14a-8 must be received at our principal executive offices at least 120 days before the anniversary of the mailing of the prior year’s proxy material (i.e., by November 13, 2020), unless the date of our 2021 Annual Meeting is changed by more than 30 days from April 23, 2021 (the one-year anniversary date of the 2020 Annual Meeting), in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

•	Information to include in Stockholder Proposals. Stockholder proposals must conform to and set forth the specific information required by Rule 14a-8 of the Exchange Act.
Director Nominations by Stockholders and Other Proposals. Our By-Laws establish certain requirements for director nominations and proposals a stockholder wishes to present at the 2021 Annual Meeting other than pursuant to Rule 14a-8. If the proposal is not being submitted pursuant to Rule 14a-8, the proposal must be written and delivered to the Corporate Secretary at the address set forth above by the close of business not less than 75 days nor more than 90 days prior to the 2021 Annual Meeting or prior public disclosure of the date of the meeting is given or made to stockholders; provided, however, that in the event that less than 85 days’ notice by the stockholder, to be timely, must be delivered at the address set forth above not earlier than the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.
Inclusion of Stockholder Nominee in Company Proxy Statement and Form of Proxy (Proxy Access)
On March 28, 2017, the Company amended its By-Laws to provide for “proxy access.” The Company will include in its proxy statement and on its form of proxy the name of a director nominee submitted pursuant to Section 9 of the By-Laws by an “Eligible Stockholder” who provides the information and satisfies the other provisions of the Company’s proxy access By-Laws. To qualify as an “Eligible Stockholder,” a stockholder or a group of no more than 20 stockholders must have continuously owned, for at least three years as of the date of the Stockholder Notice (as defined in the By-Laws), at least three percent (3%) of the outstanding shares of the Company entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”) and thereafter continue to own the Required Shares through such annual meeting.
•	Deadline for notice. The stockholder notice must be delivered to the Office of the Corporate Secretary not later than the close of business on the 120th day, nor earlier than the close of
2020 Proxy Statement	| 65

business on the 150th day, prior to the first anniversary of the preceding year’s annual meeting (no earlier than November 24, 2020 and no later than December 24, 2020 for the 2021 Annual Meeting).
In the event the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, the Stockholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
•	Other conditions. The ability to include proxy access nominees in the Company's proxy materials is subject to a number of requirements, conditions and limitations that are set forth in the By-Laws.
By Order of the Board,

Terry Hammons
Secretary
Dated: March 11, 2020
66 |	2020 Proxy Statement

Simpson Manufacturing Co., Inc.
5956 W. Las Positas Boulevard
Pleasanton, CA 94588
Tel: (800) 925-5099
Fax: (925) 847-1608
simpsonmfg.com

SIMPSON Manufacturing COMPANY™

SIMPSON MANUFACTURING CO., INC.
5956 W. LAS POSITAS BLVD.
PLEASANTON, CA 94588
(THE "COMPANY")

PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 p.m., Eastern Time, on **April 22, 2020**.

VOTE BY INTERNET ***www.proxyvote.com***
Use the Internet to vote up until 11:59 p.m., Eastern Time, on **April 22, 2020** for shares held directly and by 11:59 p.m., Eastern Time, on **April 21, 2020** for shares held in a plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE **1-800-690-6903**
Use any touch-tone telephone to vote up until 11:59 p.m., Eastern Time, on **April 22, 2020** for shares held directly and by 11:59 p.m., Eastern Time, on **April 21, 2020** for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. **Your internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E92855-P32366 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

SIMPSON MANUFACTURING CO., INC. **PROXY CARD**

The Board of Directors of Simpson Manufacturing Co., Inc. (the "Company") recommends you vote "FOR" all director nominees listed below under Proposal 1 and "FOR" Proposals 2 and 3.

		For	Against	Abstain
1.	Elect eight directors, each to hold office until the next annual meeting of the Company or until his or her successor has been duly elected and qualified:			
1a.	James S. Andrasick	☐	☐	☐
1b.	Michael A. Bless	☐	☐	☐
1c.	Jennifer A. Chatman	☐	☐	☐
1d.	Karen Colonias	☐	☐	☐
1e.	Gary M. Cusumano	☐	☐	☐
1f.	Philip E. Donaldson	☐	☐	☐
1g.	Celeste Volz Ford	☐	☐	☐
1h.	Robin G. MacGillivray	☐	☐	☐

		For	Against	Abstain
2.	Approve, on an advisory, non-binding basis, the compensation of the Company's named executive officers.	☐	☐	☐
3.	Ratify the Board of Directors' selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2020.	☐	☐	☐

NOTE: Unless otherwise specified, this proxy will be voted for the nominees listed above in proposal 1 as directors and for proposals 2 and 3 and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SIGN, DATE AND MAIL YOUR PROXY TODAY, UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME, APRIL 22, 2020, TO BE INCLUDED IN THE VOTING RESULTS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE APRIL 23, 2020, 2:00 P.M., PACIFIC DAYLIGHT TIME, ANNUAL MEETING:

The Notice of the Annual Meeting, the Proxy Statement, the Annual Report and the Form 10-K of Simpson Manufacturing Co., Inc. are available at www.proxyvote.com
(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

▼ If submitting a proxy by mail, please sign and date the card on the reverse side and fold and detach card at perforation before mailing. ▼

E92856-P32366

SIMPSON MANUFACTURING CO., INC.

ANNUAL MEETING OF STOCKHOLDERS
April 23, 2020, 2:00 p.m., Pacific Daylight Time,

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIMPSON MANUFACTURING CO., INC.

The undersigned holder of common stock of Simpson Manufacturing Co., Inc., revoking all proxies heretofore given by the undersigned with respect to such common stock, hereby appoints James S. Andrasick, and Karen Colonias, and each of them, as the true and lawful proxies of the undersigned, with full power of substitution and re-substitution, to each independently and without the other, vote, on behalf of the undersigned, all shares of common stock of Simpson Manufacturing Co., Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., Pacific Daylight Time, on **April 23, 2020**, at 5956 W. Las Positas Blvd., Pleasanton, California, and at all postponements and adjournments thereof (the "2020 Annual Meeting"). The undersigned hereby authorizes and instructs each of said proxies to vote on Proposals 1-3 as indicated on the reverse side hereof, and in accordance with their best judgment in connection with such other business (including in the event that any director nominee named in this proxy card is unwilling or unable to serve, the election of any substitute therefor designated by either of said proxies) as may properly come before the 2020 Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE SIDE. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

The undersigned acknowledges receipt with this proxy card of a copy of the following proxy materials for the **April 23, 2020**, 2:00 p.m., Pacific Daylight Time, Annual Meeting: the Notice of Annual Meeting of Stockholders, the Proxy Statement, the Annual Report and the Form 10-K of Simpson Manufacturing Co., Inc.

CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.